SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549
                        ________________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         March 22, 1996


                       COMPTEK RESEARCH,INC.
        __________________________________________________
        (Exact Name of Registrant as Specified in Charter)

      New York             1-8502                   16-0959023
  ________________      _________________       ____________________
  (State of Other       (Commission File         (IRS Employer
  Jurisdiction of         Number)                 Identification No.)
   Incorporation)



            2732 Transit Road,
            Buffalo, New York            14224-2523
           ____________________        _______________
          (Address of Principal           (Zip Code)
           Executive Offices)

Registrants telephone number, including area code:       (716) 677-4070
                                                        _________________


                               Not Applicable
        ___________________________________________________________
        (Former Name or Former Address, if Changed Since Last Year)


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On March 7, 1996, Comptek Research, Inc. (the "Company") concluded the acquisition of Advanced Systems Development, Inc. ("ASDI"), a privately held, supplier of simulation, training, and software validation systems related to electronic warfare for domestic and international markets. The acquisition was accomplished by the merger of ASDI, having its principal place of business in East Elmhurst, New York, into Comptek Federal Systems, Inc., a wholly owned subsidiary of the Company. As a result of the transaction, the Company acquired all of the outstanding shares of stock of ASDI in exchange for $329,842.50 in cash and 623,862 shares of common stock of the Company. The number of shares issued was based upon the average closing price of the Company's common stock for the 30 days prior to March 1, 1996, resulting in a total negotiated stock consideration value of $4,905,950. The amount of consideration paid was based upon arms-length negotiations between the Company and the principals of ASDI.

                 In connection with the completion of the acquisition, the Company restructured the existing debt of the Company and of ASDI with $15,000,000 of new credit facilities. Prior to the acquisition, the Company had approximately $2,500,000 outstanding on a $7,000,000 revolving credit facility. ASDI had approximately $2,000,000 outstanding on a $3,000,000 working capital facility and approximately $3,800,000 of long term debt. The new financing package included a $5,000,000, five-year term loan, bearing 8.5% interest with monthly principal payments beginning in April 1996 and a $10,000,000 two-year revolving credit facility. The Company, subsequent to the acquisition had approximately $3,300,000 outstanding on the $10,000,000 revolving credit facility. The residual is available for future working capital requirements. Interest on the revolving credit facility is at the Company's option either LIBOR plus 2.5%, or PRIME plus .25%. This compares with the Company's prior revolving credit facility of $7,000,000 bearing an interest rate of LIBOR plus 2.25% or PRIME. The entire loan facility is secured by substantially all of the Company's assets including those acquired from ASDI.

          The acquisition will be accounted for as a purchase as of March 1, 1996.

          The Company intends to continue the operation of the business of ASDI from its East Elmhurst location as a part of Comptek Federal Systems, Inc. and to continue to use the assets and facilities of ASDI in furtherance of such operations.

Item 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS.

     (a) and (b).   It  is  currently impracticable to  file  the
                    required   financial   statements   for   the
                    business acquired, as well as the required pro-forma financial information respecting the acquisition at the time that this report was filed. The omitted information will be filed as soon as practicable, but in no event later than sixty (60) days after this report is required to be filed.

               (c).       The following exhibit is filed as  part
               of   this report:

                    Exhibit 2.1, Merger Agreement dated as of January 25, 1996 by and among Comptek Research, Inc., Comptek Federal Systems, Inc., Advanced Systems Development, Inc., Michael Gross, Matilda Gross, Nichan Tchorbajian and Larry Diamond, as amended.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       COMPTEK RESEARCH
Date:  March 22, 1996          By:      /S/ John R. Cummings
       ______________                   ______________________
                                         John R. Cummings
                                         Chairman, President
                                         and CEO

                        MERGER AGREEMENT

                        TABLE OF CONTENTS



Section 1.1    Merger                                       6

     (a)  CRI to Provide Stock and Cash.                    6
     (b)  Agreement and Plan of Merger                      6
     (c)  Pro-rata Distribution                             7
     (d)  Effect on CFS Shares.                             7
     (e)  Filings                                           7

Section 1.2    Pre-Closing Statement and Purchase Price
               Adjustment                                   7

     (a)  Pre-Closing Statement.                            7
     (b)  Net Asset Value.                                  8
     (c)  Closing Statement                                 8
     (d)  The Closing                                       8
     (e)  CRI Stock Price Floor                             9

Section 1.3    Escrow                                       9

     (a)  Delivery of CRI Stock to Escrow Agent.            9
     (b)  Indemnification                                   9
     (c)  Notice to Escrow Agent                            10
     (d)  Release of CRI Stock to the Shareholders          10
     (e)  Escrow Dispute Resolution                         10
     (f)  Authority of Escrow Agent                         11
     (g)  Escrow Agent                                      11
     (h)  Valuation of CRI Stock in Escrow                  11

Section 2.1    Representations and Warranties by ASDI
               and the Shareholders                         11

     (a)  Organization and Qualification                    11
     (b)  Capitalization                                    12
     (c)  Authority Relative to Agreement                   12
     (d)  Lack of Conflict with Other Agreements            13
     (e)  Consents                                          13
     (f)  Financial Statements and Accounts Receivable      13
     (g)  Undisclosed Liabilities                           14
     (h)  Events Subsequent to Balance Sheet Date           15
     (i)  Litigation and Proceedings                        16
     (j)  Employee Benefit Plans                            16
     (k)  Brokers                                           23
     (l)  Environmental Matters                             23
     (m)  Material Contracts                                28

     (n)  Government Contracts; Backlog                     30
     (o)  Intellectual Property                             32
     (p)  Labor Relations.                                  33
     (q)  Legal Compliance                                  35
     (r)  Taxes                                             36
     (s)  Licenses, Permits and Authorizations              38
     (t)  Books and Records                                 39
     (u)  Insurance                                         39

Section 2.2    Representations and Warranties by
               CFS and CRI.                                 40

     (a)  Organization and Qualification                    40
     (b)  Authority Relative to Agreements                  40
     (c)  Lack of Conflicts with Other Agreements           41
     (d)  Consents                                          41
     (e)  Brokers                                           41
     (f)  Public Reports                                    41

Section 3.1    Shareholder Approval                         42

Section 3.2    Conduct of ASDI's Business                   42

     (a)  Business Conducted in Ordinary Course             42
     (b)  Consent of CFS for Changes in Conduct of Business 45

Section 3.3    Other Actions                                45

Section 3.4    Inquiries and Negotiations                   46

Section 3.5    Notification of Certain Matters              46

Section 3.6    Access to Information                        46

     (a)  Confidentiality                                   46
     (b)  Evaluation Materials                              47
     (c)  Mandatory Disclosure                              48
     (d)  Termination of the Agreement                      48

Section 3.7    Public Announcements                         48

Section 3.8    CRI Stock Acquired by the Shareholders       49

     (a)  Disclosure of Information                         49
     (b)  Investment Experience                             49
     (c)  Restricted Securities                             49
     (d)  Further Limitations on Disposition                50
     (e)  Legends                                           50
     (f)  Accredited Investor                               51

Section 3.9    Restriction on Transferability of Shares,
               Compliance with Securities Act of 1933       51

     (a)  Restrictions on Transferability                   51
     (b)  Certain Definitions                               51
     (c)  Required Registration                             53
     (d)  Indemnification by CRI                            54
     (e)  Indemnification by the Shareholder                56
     (f)  Cooperation, Furnishing of Information            56
     (g)  Expense                                           56
     (h)  Notice of Sale                                    57

Section 4.1    Conditions to the Merger                     57

     (a)  Shareholder Approval by ASDI                      58
     (b)  No Injunction                                     58
     (c) Accuracy of Representations and Warranties; Compliance with Covenants; and Absence of
          Material Adverse Change                           58
     (d)  Satisfaction of Conditions Precedent by ASDI
          and the Shareholders                              58
     (e)  Consents Required to be Obtained by ASDI          58
     (f)  Employment Agreements                             59
     (g)  Material Changes to Operations of ASDI            59
     (h)  Accuracy of ASDI Representations and Warranties   59
     (i)  Financing                                         59
     (j)  Corporate Records of ASDI                         60
     (k)  Transactional Materials of ASDI                   60
     (l)  Sick Leave                                        60
     (m)  Vacation                                          60

Section 4.2    Conditions to the Merger                     60

     (a)  No Injunction                                     60
     (b) Accuracy of Representations and Warranties; Compliance with Covenants; and Absence of
          Material Adverse Change                           61
     (c)  Satisfaction of Conditions Precedent by
          CRI and CFS                                       61
     (d)  Employment Agreements                             61
     (e)  Transactional Materials of CFS and CRI            61
     (f)  Assumption of Debt Obligations of the
          Shareholders                                      61
     (g)  Lease of East Elmhurst Facility                   62

Section 5.1    Termination by Mutual Consent                63

Section 5.2    Termination by ASDI or CFS and CRI           63

Section 5.3    Termination by ASDI                          63

Section 5.4    Termination by CFS and CRI                   64

Section 5.5    Effect of Termination                        64

Section 5.6    Amendment                                    65

Section 5.7    Waiver                                       65

Section 6.1    Notices                                      65

Section 6.2    Counterparts                                 67

Section 6.3    Headings                                     67

Section 6.4    Survival of Representations or Warranties    67

Section 6.5    Indemnification                              67

Section 6.6    Entire Agreement                             69

Section 6.7    Cooperation                                  69

Section 6.8    No Rights to Third Parties                   69

Section 6.9    No Assignment                                69

Section 6.10   Governing Law                                70

Section 6.11   Consent to Jurisdiction                      70

Certain Definitions                                         70

LIST OF SCHEDULES                                           77

                        MERGER AGREEMENT



      THIS AGREEMENT, dated as of January 25, 1996, by and among COMPTEK RESEARCH, INC., a New York corporation having an office and principal place of business at 2732 Transit Road, Buffalo, New York 14224 (hereinafter called "CRI"), COMPTEK FEDERAL SYSTEMS, INC., a New York corporation having an office and principal place of business at 2732 Transit Road, Buffalo, New York 14224 (hereinafter called "CFS"), ADVANCED SYSTEMS DEVELOPMENT, INC., a New York corporation having an office and principal place of business at 96-10 23rd Avenue, East Elmhurst, New York 11369-1230 (hereinafter called "ASDI"), and MICHAEL GROSS, MATILDA GROSS, NICHAN TCHORBAJIAN and LARRY DIAMOND. The foregoing individuals other than Matilda Gross are hereinafter collectively referred to as the "Shareholders".

      WHEREAS, the Shareholders are the owners of all of the issued and outstanding shares of capital stock of ASDI; and

      WHEREAS, CRI and the Shareholders desire to effect the tax-free merger hereinafter set forth under Section 368(a)(2)(d) of the Internal Revenue Code whereunder ASDI will merge into CFS, a wholly owned subsidiary of CRI, and all outstanding shares of capital stock of ASDI (hereinafter called "Shares") will by the merger be converted into shares of capital stock of CRI and cash upon the terms and conditions set forth herein;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                            ARTICLE I
                             MERGER

Section 1.1    Merger

           (a)   CRI  to Provide Stock and Cash.  At the Closing,
CRI will deliver common stock of CRI (the "CRI Stock") and cash to effectuate the Merger.

          (b) Agreement and Plan of Merger. On the Closing Date (as hereinafter defined), ASDI shall be merged (hereinafter sometimes called the "Merger") into CFS, a New York corporation and a wholly owned subsidiary of CRI, in accordance with the terms of this Agreement and the statutory merger requirements of the New York Business Corporation Law. CFS shall be the corporation surviving the Merger and the separate existence of ASDI shall cease as of the Merger. CFS shall then be vested with and possess all of the assets, property, rights, privileges, immunities, powers, franchises and authority of ASDI without further act or deed and shall have assumed and be liable for all obligations of ASDI as set forth in this Agreement. In the Merger, the Shares owned by Matilda Gross shall be automatically converted into the right to receive $329,842.50 in cash, and the Shares owned by the Shareholders shall be automatically converted into the right to receive a number of shares of CRI common stock equal in value to $4,905,950, valued at the average closing price for thirty (30) days prior to the Closing. At the Closing, shares of CRI stock valued at $1,060,000 under the method aforesaid, shall be delivered into escrow pursuant to the terms of the provisions of Section 1.3, and the balance of the CRI Stock shall be delivered to the Shareholders.

          (c) Pro-rata Distribution. The CRI common stock shall be issued to each Shareholder pro-rata in proportion to the number of Shares held by him.

           (d) Effect on CFS Shares. None of the shares of common stock of CFS issued and outstanding at the effective time of the Merger shall be converted as a result of the Merger, but all of such shares shall remain issued and outstanding shares of common stock of CFS.

          (e) Filings. On or about the date of the Closing, the parties hereto shall cause to be filed the Certificate of Merger and such other documents with the Secretary of the State of New York, as shall be necessary for the consummation and effectiveness of the Merger as contemplated hereby as of the Closing Date.

Section   1.2      Pre-Closing  Statement  and   Purchase   Price
Adjustment

           (a) Pre-Closing Statement. At least three (3) days prior to Closing, the Shareholders shall cause ASDI to prepare a pre-closing statement (the "Pre-Closing Statement") reflecting the Net Asset Value of ASDI as defined in (b) below, as of January 31, 1996. The Pre-Closing Statement shall be prepared on a basis consistent with the September 30, 1995, Certified Financial Statements, copies of which are referenced on Schedule 1.2(a). To the extent the Net Asset Value as of January 31, 1996, (as reflected on the Pre-Closing Statement) is less than $282,985, then the value of the CRI stock set forth in Section 1.1(c) shall be adjusted downward on a dollar-for-dollar basis. Although the purchase price will not be increased by excess net worth, the excess net worth will be added to the liability cushion defined in Section 1.3(b) of this Agreement.

           (b) Net Asset Value. For purposes of this Agreement, equity determined in accordance with generally accepted accounting principles applied on a basis consistent with those applied in the preparation of the September 30, 1995, Certified Financial Statements.

           (c) Closing Statement. Within 15 business days after the Closing Date, the Shareholders and ASDI shall cooperate in the preparation and deliver to CFS a Balance Sheet showing the Net Asset Value of ASDI as of the Closing Date (the "Closing Statement"). The Closing Statement shall be prepared on a basis consistent with the September 30, 1995, Financial Statements. To the extent the Net Asset Value of ASDI on the Closing Statement is less than the amount set forth on the Pre-Closing Statement, then the value of CRI stock set forth in Section 1.1(b) shall be adjusted downward on a dollar-for-dollar basis by reducing the stock held in escrow pursuant to Section 1.1(b). Disputes in the preparation of the Closing Statement shall be resolved in good faith, and if not so resolved shall be conclusively determined by Price Waterhouse, with the fees of such firm to be borne by the parties in the proportion in which they have not prevailed, so that for example if a dispute involves $10,000 and Price Waterhouse rules in favor of CRI on $8,000 of this amount, the Shareholders will bear 80% of such fees and CRI will bear 20% of the such fees. Shareholders shall be obligated to indemnify CRI and CFS under Section 6.5 (and subject to the limitations set forth therein) to the extent that ASDI writes off accounts receivable in excess of the bad debt reserve therefor on the Closing Statement.

           (d) The Closing. Subject to the provisions of this Agreement, a closing (the "Closing") shall be held on March 1, 1996, or on such other date not later than the 45th day after the date hereof as the parties shall agree (the "Closing Date") at 10:00 a.m.

local time) at the offices of CRI and CFS, or at such other time or place as the parties hereto may agree.

          (e) CRI Stock Price Floor. If the CRI Stock shall, at the later to occur of (i) the first anniversary of the Closing Date and (ii) the date on which the registration statement referred to in Section 3.9 (the "registration statement") shall have been declared effective by the SEC, when valued at the average closing price for the previous thirty (30) days, be less than sixty-five percent (65%) of the value set forth in Section 1.1(c) of this Agreement, then CRI shall forthwith pay to each Shareholder an amount equal to the shortfall from such 65%. Such amount shall be paid in cash, or, at the option of CRI and CFS, in CRI stock which is subject to an effective registration statement and which has a then value equal to the shortfall.

Section 1.3    Escrow

           (a)  Delivery of CRI Stock to Escrow Agent.   The  CRI
stock to be delivered in escrow under Section 1.1(b) shall be delivered in escrow to Purchaser's counsel (the "Escrow Agent"), together with stock powers therefor endorsed in blank.

           (b) Indemnification. If ASDI or any Shareholder is obligated to indemnify CRI and CFS under any Section of this Agreement, specifically including but not limited to Sections 2.1(f) and 2.1(n), Gross (as representative of the Shareholders) shall join with CRI and CFS in a joint notice to Escrow Agent wherein CRI and CFS and Gross jointly direct the Escrow Agent to first apply such indemnified amounts against the liability cushion, if any, until it is exhausted. For the purposes of this Agreement, the "liability cushion" shall mean $100,000 plus any amount by which the Net Asset Value of ASDI at the time of Closing exceeds

$282,985.   If  the  liability cushion is exhausted,  the  Escrow
Agent shall release to CRI and CFS shares of CRI Stock which have a value (as set forth in Section 1.1(b)) equal to the amount of such indemnity liability.

          (c) Notice to Escrow Agent. If ASDI or any Shareholder is obligated to make any adjusting payment under any provision of this Agreement, Gross (as representative of the Shareholders) shall join with CRI and CFS in a joint notice to Escrow Agent wherein CRI and CFS and Gross jointly direct the Escrow Agent to exhaust the liability cushion, if any, then release to CRI and CFS CRI shares of CRI Stock which have a value (as set forth in Section 1.1(b)) equal to the amount of such adjustment.

          (d) Release of CRI Stock to the Shareholders. On the first anniversary of the date of this Agreement, Gross (as representative of the Shareholders) agrees to join with CRI and CFS in a joint notice to Escrow Agent wherein the persons signing such notice direct the Escrow Agent to exhaust the liability cushion, if any, then release to the respective Shareholders (in accordance with their ownership as reflected in the Disclosure Schedule) the CRI Stock then held in escrow, less any CRI Stock theretofore released under any other provision of this Agreement or as to which there is a dispute.

           (e) Escrow Dispute Resolution. In the event of any dispute on whether any such notice is required to be signed, such dispute shall be determined exclusively by arbitration by the American Arbitration Association ("AAA") at the Buffalo, New York area offices of CRI and CFS, or at such site as the parties shall agree.

           (f) Authority of Escrow Agent. The Escrow Agent shall act only in accordance with a joint notice as aforesaid or in accordance with a binding and final arbitration award.

           (g)  Escrow Agent.  The parties acknowledge that Oscar
D. Folger has acted as counsel to ASDI and the Shareholders in connection with this transaction, and that he may continue so to act notwithstanding any dispute hereunder. The Escrow Agent shall be permitted to rely on any notice he believes have been genuinely signed. He may resign as Escrow Agent at any time and thereafter hold the escrow assets as custodian until the parties jointly appoint a successor escrow agent. He may interplead disputing parties in actions filed by him hereunder in the New York Federal or state courts. The parties hereby indemnify the Escrow Agent for all actions taken by him on good faith hereunder.

          (h) Valuation of CRI Stock in Escrow. For the purposes of this Section 1.3, each share of CRI Stock shall be deemed to have a value as set forth in Section 1.1(b) of this Agreement.

                           ARTICLE II
                 REPRESENTATIONS AND WARRANTIES

Section  2.1     Representations and Warranties by ASDI  and  the
Shareholders. ASDI and the Shareholders warrant to CRI and CFS as follows:

            (a) Organization and Qualification. ASDI is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. ASDI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. For the purposes of this Agreement, a "Material Adverse Effect" means a material adverse effect on the business, operations or financial condition of ASDI. ASDI has furnished or made available to CFS accurate and complete copies of the Articles of Incorporation and By-laws of ASDI. At the Closing, ASDI will provide a Certificate of Good Standing from the State of New York and from any other jurisdiction in which it is qualified, or needs to be qualified, to do business.

           (b) Capitalization. The authorized capital stock of ASDI consists of (i) 1,000 Shares of Common Stock, of which 505 shares are issued and outstanding, par value $.01. All of such issued and outstanding Shares of ASDI Common Stock were validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, rights or other securities exercisable or exchangeable for any capital stock or other securities of ASDI, any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase of redemption of shares of ASDI capital stock, or any agreements of any kind which may obligate ASDI to issue, purchase, register for sale, redeem or otherwise acquire any of its securities or other equity interests. The foregoing does not take into account a shareholders' agreement which the Shareholders agree to terminate as of the Closing.

           (c) Authority Relative to Agreement. ASDI has all requisite corporate power and authority to execute and deliver this Agreement and the requisite approval to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been approved by each of the Shareholders. No other corporate proceedings on the part of ASDI are necessary to authorize the Merger Transaction. This Agreement has been duly executed and delivered by ASDI and this Agreement constitutes a valid and binding obligation of ASDI enforceable against ASDI in accordance with its terms.

           (d) Lack of Conflict with Other Agreements. The execution and delivery of this Agreement by ASDI and the consummation by ASDI of the Merger Transaction will not conflict with any provision of the Articles of Incorporation or By-laws, as amended, of ASDI or result in any violation of or default under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ASDI.

            (e) Consents. No consent, approval, order or authorization of, or registration, declaration of riling with, any Federal, state, local or foreign governmental or regulatory authority is required to be obtained or made by ASDI in connection with the execution and delivery of this Agreement by ASDI or the consummation by ASDI of the Merger Transaction, except for the filing of the Certificate of Merger with the Secretary of State of the State of New York.

           (f) Financial Statements and Accounts Receivable. To the best knowledge of ASDI and the Shareholders, the financial statements of ASDI have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of ASDI as at the date thereof and the results of its operations and changes in financial position for the periods then ended. The Shareholders will reasonably cooperate with ASDI in seeking to prepare financial statements which comply with Regulation S-X of the Securities Exchange Act of 1934 so that CRI may make a timely filing on Form 8-K with the Securities and Exchange Commission. To the best of ASDI's and the Shareholders' knowledge and belief, the aggregate gross receivables reflected in the September 30, 1995, Certified Financial Statements of ASDI represented bona fide claims against debtors for sales or other charges arising on or before that date and are not subject to offset or discount, except for normal cash discounts. The amount carried for doubtful accounts and allowances in such Certified Financial Statements is sufficient to provide for any losses which may be sustained on realization of such receivables. The above notwithstanding, any aggregate deficiency in accounts receivable for work done through the Closing Date, either billed or unbilled at the Closing Date, with Elettronica, Rainford and Deutsche Aerospace which arises before June 30, 1997, shall be charged against the liability cushion described in Section 1.3 of this Agreement until it is exhausted, and then against the escrow amount as set forth in
Section 1.3 of this Agreement.

          (g) Undisclosed Liabilities. To the best knowledge of the Shareholders and of the management of ASDI, and except as disclosed in this Agreement or any Schedule hereto:

                (i) ASDI does not have any material liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) of a type normally reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations (A) reflected or reserved for on the balance sheet of ASDI as of September 30, 1995 (the "Balance Sheet Date"), or (B) that have arisen since the Balance Sheet Date in the ordinary course of the operation of the business and consistent with the past practice of ASDI (which are disclosed on Schedule 2.1(g) hereto) and which are reflected on the Closing Statement.

                (ii) Set forth on Schedule 2.1(g) is the current Reasonable Best Estimate (as hereinafter defined) of ASDI of all program cost reserves of ASDI with respect to the Material Contracts referenced in Section 2.1(m) pursuant to which ASDI is required to perform services, deliver products or both. "Reasonable Best Estimate" means an estimate as to which there is a reasonable basis and in no event shall it be construed as a guarantee of other assurance of a future result. At the Closing, ASDI shall deliver to CFS Certifications signed by each of the Shareholders of the Reasonable Best Estimate of the program cost reserves for each of the Material Contracts.

                (iii) Schedule 2.1(g) references a New York State
Department  of  Labor dispute against ASDI.   On  or  before  the
Closing Date, ASDI will record an additional liability in the amount of $25,000 to reflect potential losses in this matter and for other similar situations. The Shareholders have no liability if actual losses exceed $25,000.

           (h) Events Subsequent to Balance Sheet Date. To the best knowledge of the Shareholders and of the management of ASDI, since the date of the Balance Sheet Date, (i) there has not been any Material Adverse Effect, or any event, condition or contingency that is, in the reasonable judgment of senior management of ASDI and the Shareholders, likely to result in a Material Adverse Effect, other than any changes in the prospects of the business of ASDI which result from developments affecting the defense industry generally, and (ii) ASDI has not (A) sold, transferred, leased, pledged, or mortgaged any material assets, properties or rights, except in the ordinary course of operations of their respective businesses, consistent with past practices,
(B) made any change in any method of accounting, or (C) made any capital expenditures or commitments for capital expenditures which exceed $10,000 in any case, or $50,000 in the aggregate.

           (i) Litigation and Proceedings. Except as disclosed in this Agreement or any Schedule hereto, there are no lawsuits, actions, suits, claims or other proceedings at law or in equity, or to the knowledge of ASDI or the Shareholders, investigations (including, without limitation, investigations by any government involving any Governmental Contract wherein a claim for improper charges was made) before or by any court or governmental authority or instrumentality or before any arbitrator pending or, to the knowledge of ASDI or the Shareholders, threatened against ASDI. To the knowledge of ASDI and the Shareholders, there are no investigations (including, without limitation, investigations by any governmental body or agent involving any Government Contract wherein a claim for improper charges was made) involving, directly or indirectly, ASDI. There is no unsatisfied judgment, order or decree or any outstanding injunction binding upon ASDI.

          (j)  Employee Benefit Plans.

                (i) Definitions. The following terms, when used in this Section 2.1(j), shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                       (A)     Benefit   Arrangement.    "Benefit
Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (1) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (2) is contributed to, as the case may be, by ASDI or any ERISA Affiliate (with respect to their relationship with any such entity).

                     (B)  Employee Plans.  "Employee Plans" shall
mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                     (C)  ERISA.  "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

                     (D)   ERISA  Affiliate.   "ERISA  Affiliate"
shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with ASDI as defined in Section 414(b), (c), (m) or (o) of the Code.

                      (E)   Multiemployer  Plan.   "Multiemployer
Plan" shall mean any "Multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (1) which ASDI or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (2) which covers any employee or former employee of ASDI or any ERISA Affiliate (with respect to their relationship with such entities).

                     (F)   PBGC.   "PBGC" shall mean the  Pension
Benefit Guaranty Corporation.

                    (G) Pension Plan. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of

ERISA (other than a Multiemployer Plan) (1) which ASDI or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (2) which covers any employee or former employee of ASDI or any ERISA Affiliate (with respect to their relationship with such entities).

                    (H) Welfare Plan. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (1) which ASDI or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and
(2) which covers any employee or former employee of ASDI or any ERISA Affiliate (with respect to their relationship with such entities).

                (ii)  Disclosure; Delivery of Copies of  Relevant
Documents and Other Information. ASDI maintains a complete list of Employee Plans, true and correct copies of which have been previously furnished or made available to CRI and CFS.

                 (iii)       Representations.    ASDI   and   the
Shareholders represent and warrant as follows:

                    A.   Pension Plans.

                         (1)  No "accumulated funding deficiency"
(for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in
Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither ASDI nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 214(m) of the Code and Section 302(e) of ERISA, whichever may apply with respect to any Pension Plan. Neither ASDI nor any ERISA Affiliate is subject to any lien imposed under

Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Pension Plan. All "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA, are fully funded as of the Closing Date with respect to each Pension Plan, if any, on a termination basis.

                           (2)    Neither  ASDI  nor  any   ERISA
Affiliate is required to provide security to a Pension Plan under
Section 401(a)(29) of the Code.

                          (3)  Each Pension Plan and each related
trust agreement, annuity contract or other funding instrument is qualified and tax exempt under the provisions of the Code Sections 401(a) and 501(a) and each has been so determined by the Internal Revenue Service.

                          (4)   Each Pension Plan, related  trust
agreement, annuity contract or other funding instrument is in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Pension Plan, including without limitation ERISA and the Code, and there exists no tax, penalty or other liability with respect to such Pension Plan.

                         (5)  ASDI or an ERISA Affiliate has paid
all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Pension Plan which is covered by Title IV of ERISA for each plan year thereof for which such premiums are required. Neither ASDI nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction which is described in Section 4069 of ERISA. There has been no unreported "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) requiring notice to the PBGC with respect to any Pension Plan. No filing has been made by ASDI or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC, or which could reasonably be expected to result in liability of ASDI or any ERISA Affiliate to the PBGC with respect to any Pension Plan, other than liabilities for premium payments. Neither ASDI nor any ERISA Affiliate has, at any time, (a) ceased operations at a facility so as to become subject to the provisions of
Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which ASDI or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                     (B)   Multiemployer  Plans.   There  are  no
Multiemployer Plans, and neither ASDI nor any ERISA Affiliate has ever maintained, contributed to, or participated or agreed to participate in any Multiemployer Plan.

                    (C)  Welfare Plans.

                          (1)   Each Welfare Plan is in  material
compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code, and there exists no tax, penalty or other liability with respect to such Welfare Plan.

                          (2)   There are no liabilities of  ASDI
and or any ERISA Affiliate for providing retiree life and medical benefits coverage to active and retired employees of ASDI and any ERISA Affiliates. ASDI has the right to modify and to terminate Welfare Plans, including the right to modify or terminate Welfare Plans, including the right to modify or terminate Welfare Plans that provide coverage or benefits for retired or active employees or their beneficiaries.

                         (3)  Each Welfare Plan which is a "group
health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

                     (D)   Benefit  Arrangements.   Each  Benefit
Arrangement is in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation the Code, and there exists no tax, penalty or other liability with respect to such Benefit Arrangement.

                      (E)    Fiduciary   Duties  and   Prohibited
Transactions. ASDI has no liability with respect to any transaction in violation of Sections 404 or 406 of ERISA, or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or
Section 4975(c)(2) or (d) of the Code to which any Welfare Plan or Pension Plan is subject. To the knowledge of ASDI and the Shareholders, neither ASDI nor any of its ERISA Affiliates or any other party has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has no unpaid civil penalty under Section 502(1) of ERISA.

                      (F)   Litigation.   There  is  no  material
action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, or, or the knowledge of ASDI, threatened or anticipated against ASDI or any ERISA Affiliate.

                     (G)  Unpaid Contributions.  Neither ASDI nor
any ERISA Affiliate has any liability for unpaid contributions with respect to any Employee Plan. ASDI has made all required contributions under each Employee Plan for all periods through and including the Closing Date, or proper accruals have been made and are reflected on the appropriate balance sheet and books and records.

                     (H)   Copies  of  Documentation.   ASDI  has
delivered pursuant to this Agreement a true and complete set of copies of (a) all Employee Plans and related trust agreements, annuity contracts or other funding instruments as in effect immediately prior to the Closing Date, together with all amendments thereto which shall become effective at a later date;
(b) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Plan qualified or exempt under Section 401 or 501 of the Code; (c) forms 5500 and certified financial statements for the most recently completed three fiscal years for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee's Plan's enrolled actuary; (d) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; (3) all summaries furnished or made available to employees, officers and directors of ASDI or any ERISA Affiliate of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; and (f) the notifications to employees of their rights under Section 4980B of the Code.

           (k) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Transaction based upon arrangements made by or on behalf of ASDI or the Shareholders.

          (l)  Environmental Matters.

               (i)  Environmental Definitions.

                     (A)  Environment.  "Environment" means soil,
land, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), ground waters, drinking water supply, stream sediments, ambient air and any other environmental medium;

                      (B)    Environmental,  Health  and   Safety
Liabilities. "Environmental, Health and Safety Liabilities" means any loss, cost, expense, claim, demand, liability, obligation or other responsibility of whatever kind or otherwise, based upon Environmental Law relating to:

                         (1)  any environmental, health or safety
matters or conditions (including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                           (2)    fines,  penalties,   judgments,
awards,   settlements,   legal  or  administrative   proceedings,
damages, losses, claims, demands and response, remedial or inspection costs and expenses arising under Environmental Law;

                           (3)   financial  responsibility  under
Environmental  law  for  cleanup  costs  or  corrective   action,
including for any removal, remedial or other response actions, and for any nature resource damages;

                         (4)  any other compliance, corrective or
remedial measures required under Environmental Law.

                      The   terms   "removal,"   "remedial"   and
"response" action shall include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA");

                     (C)  Environmental Law.  "Environmental Law"
means any provision of past or present federal, state, local or any other legally enforceable governmental law, directive, statute, ordinance, rule, regulation or standard, common law or any judgment, order, writ, notice, decree, permit, license, approval, consent or injunction, relating to any environmental, health or safety matters or conditions, Hazardous Materials (hereinafter defined), pollution or protection of the Environment, including, but not limited to, on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products, emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals, or industrial, toxic, radioactive or Hazardous Materials or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive or hazardous substances or wastes;

                    (D) Facilities. "Facilities" means any real property, leaseholds or other interests owned by ASDI and/or any buildings, plants, structures or equipment of ASDI;

                      (E)    Hazardous   Materials.    "Hazardous
Materials" means and includes, but shall not be limited  to,  any
(i) "hazardous substance," "pollutant" or "contaminant" (as defined in Section 101(14), (33) of CERCLA, 42 U.S.C. Section 9701(14), (33) or the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C. Section 9602 and found at 40 C.F.R. Part
302), including any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of CERCLA;
(ii) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, 1321(b)(2)(A), as amended ("FWPCA"); (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, 6921, as amended ("RCRA"); (iv) any substances containing petroleum, as that term is defined in Section 9001(8) of RCRA, 42 U.S.C. Section 991(8) or 40 C.F.R. Part 280; (v) any toxic pollutant which is listed under Section 307(a) of the FWPCA, 33 U.S.C. Section 1317(a); (vi)) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. Sections 7401, 7412, as amended; (vii) any imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601, 2602, as amended;
(ix) waste oil and other petroleum products; (x) any asbestos, asbestos containing material or urea formaldehyde or material which contains it; or (xi) any other toxic materials, contaminants or hazardous substances or wastes pursuant to any Environmental Law;

                    (F) Release. "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment;

                     (G)  Threat of Release.  "Threat of Release"
means a substantial likelihood of a Release which, to the best of ASDI's knowledge, might require action in order to prevent or mitigate damage to the Environment that might result from such Release;

               (ii) Compliance with Environmental Laws.

                     (A)   To  the  knowledge  of  ASDI  and  the
Shareholders, ASDI has, at times during the ten-year period prior to the date hereof, been in material compliance with all Environmental Laws applicable to ASDI, where any failure to so be in compliance, or during the ten-year period prior to the date hereof to have so been in compliance, would not have a Material Adverse Effect, and ASDI has not received, during the five-year period prior to the date hereof, any written order or notice from any federal, state, or local governmental agency administering or enforcing any Environmental Law, of any violation or failure to comply with any such Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other property now owned or previously owned or leased by ASDI or to which Hazardous Materials generated by ASDI may have been transported;

                     (B)   ASDI  has  received and  maintains  in
effect all of the consents, licenses, permits, approvals, and certificates relating to Environmental Laws on the date hereof, which, in the reasonable judgment of senior management of ASDI, constitute all of the consents, licenses, permits, approvals, and certificates required, including those required under Environmental Laws, for

ASDI to lawfully own, operate, use, and maintain their assets and to conduct their businesses. To the knowledge of ASDI, ASDI has at all times prior to Closing, maintained their assets and conducted their businesses in compliance in all material respects with the terms of all such consents, licenses, permits, approvals, and certificates, and all required filings and all required applications with respect to and for renewal thereof have been timely made and filed. All such consents, licenses, permits, approvals, and certificates are in full force and effect and there are no proceedings pending or, to the best knowledge of ASDI, threatened that seek the revocation, cancellation, suspension, or adverse modification thereof;

                     (C)   To the knowledge of ASDI, ASDI has  no
material Environmental, Health and Safety Liabilities with respect to the Facilities or any other properties and assets (real, personal and mixed, tangible and intangible) in which ASDI has or had an interest;

                     (D)  To the knowledge of ASDI, ASDI has  not
generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, used or processed any toxic or Hazardous Materials except in compliance in all material respects with all applicable Environmental Laws;

                     (E)  To the knowledge of ASDI, ASDI has  not
received any notice of any material violation of any Environmental law, or any notice of any material potential Environmental, Health and Safety Liabilities with respect to the Facilities or, to the best of ASDI's knowledge, with respect to any other properties and assets (real, personal and mixed, tangible and intangible) in which ASDI has or had an interest, or with respect to any other property or facility where toxic or Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by

ASDI, or any ASDI Subsidiary, or any other Person for whose conduct they are responsible, have been transported, treated, stored, handled, disposed, transferred, recycled or received;

                     (F)   To  the  knowledge  of  ASDI  and  the
Shareholders, there has been no illegal or reportable Release or Threat of Release of any toxic or Hazardous Materials at or from the Facilities. ASDI has not received any notice of any illegal or reportable release or threat of release of any toxic or hazardous materials at any other locations where any toxic or Hazardous Materials generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (real, personal and mixed, tangible and intangible) in which ASDI has or had an interest, have been transported, treated, stored, handled, disposed, transferred, recycled or received, whether by ASDI or by any other Person for whose conduct it is responsible;

                     (G)   To  the  knowledge  of  ASDI  and  the
Shareholders, there are no Liens or any other restrictions of any nature whatsoever, resulting from any Environmental, Health or Safety Liabilities or arising under or pursuant to any
Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (real, personal and mixed, tangible and intangible) in which ASDI has an interest.

          (m)  Material Contracts.

                (1) A list of all Material Contracts to which ASDI is a party as of December 31, 1995, has been provided to CRI and CFS. "Contracts" means any bids, quotations, proposals, contracts (including, without limitation, Government Contracts), agreements, subcontracts, work authorizations, leases, memoranda of understanding and purchase orders. For purposes of this Agreement, the term "Material Contract" means any Contract providing for (i) ASDI to refrain from engaging in conduct which is competitive with the business of the other party to the contract in any way,
(ii) the license to or from any third party of any intellectual property rights that are material to the operation of the business of ASDI, (iii) the repayment of money borrowed from a third party (hereinafter referred to as the "Credit Facilities"),
(iv) the sale by ASDI of goods and services pursuant to any individual contract in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000.00), (v) the purchase by ASDI of goods and services pursuant to any individual contract which ASDI reasonably expects will account for at least five (5) percent of its payments to suppliers during 1995, (vi) any other Contract (however named) involving a sharing of profits, losses, costs, or liabilities of ASDI with any other Person, (vii) each Contract providing for payments to or by any Person or entity based on sales, purchases or profits, other than direct payments for goods, (viii) each power of attorney which is currently effective and outstanding, (ix) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by ASDI other than in the ordinary course of business,
(x) any other Contract which, in the reasonable judgment of senior management of ASDI, is material to the business or operations of ASDI, and (xi) each legally binding amendment, supplement, and modification in respect of any of the foregoing. A list of all material contracts to which ASDI became a party between December 31, 1995, and the Closing Date, shall be provided to CRI and CFS on or before the Closing.

                (2) ASDI has made available to CFS an accurate and complete copy of each Material Contract.

                (3) All of the Contracts defined pursuant to paragraph 2.1(m)(1) hereof (A) are in full force and effect, (B) represent the legal, valid and binding obligations of ASDI and are enforceable against ASDI in accordance with their terms, and (C) to the knowledge of ASDI and the Shareholders represent the legal, valid and binding obligations of the other parties thereto and are enforceable against such parties in accordance with their terms. To the knowledge of ASDI and the Shareholders, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default under any such Contract by ASDI or any other party thereto or the basis for force majeure or the claim of excusable delay or nonperformance under any such Contract, except where the occurrence of such event or existence of any such condition individually or in the aggregate would not have a Material Adverse Effect.

                (4) There are no renegotiations of, or, to the knowledge of ASDI, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to ASDI under current or completed Contracts, with any Person or entity having the contractual or statutory right to demand or require such renegotiation. ASDI has not received any written demand for such renegotiation in respect of any such Contract. No customer or government contract officer has asserted that any material adjustments are required to the terms of any Contracts.

                (5) Except as previously disclosed to CFS in writing, no consent of any party to any such Contract is required in connection with the Merger.

          (n)  Government Contracts; Backlog.

                (1) ASDI has not received notice of any claim, suit or investigation asserting or alleging the commission of criminal acts or bribery, or other violation of applicable law (either civil or criminal), by ASDI with respect to any Contract between ASDI and the United States Government or a department or agency thereof (a

"Government Contract"). ASDI has not been debarred or suspended from participation in the award of contracts with the United States government or any agency or department thereof (it being understood that debarment and suspension does not include ineligibility to bid for certain contracts due to generally applicable bidding requirements). ASDI has not received written notice of any kind from the U.S. Government or any agency or department thereof alleging any violation, or notifying ASDI of any investigation of a possible violation, or any applicable law, rule, or regulations by ASDI, or any act for which ASDI could be debarred or suspended from contracting with any agency of any government, or prohibiting or seeking to prohibit ASDI from conducting, or restricting or seeking to restrict ASDI's ability to conduct, all or any part of its business or operations or from contracting with any government. No payment has been made by ASDI, or to the best knowledge of ASDI and the Shareholders, by any Person acting on its or their behalf, to any Person in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act. The cost accounting and procurement systems maintained by ASDI with respect to Government Contracts are in compliance in all material respects with all applicable United States laws and regulations.

                (2) ASDI has provided to CFS in writing the current Reasonable Best Estimate of ASDI, as of November 30, 1995, of the "cost to complete" for each Material Contract pursuant to which ASDI is required to perform services or deliver products and ASDI's current Reasonable Best Estimate of the aggregate amount of payments to be received under each such Contract. None of such Contracts has accrued or, in the reasonable judgment of ASDI's senior management, is expected by ASDI to result in any losses. The above notwithstanding, if there is an aggregate loss in the firm fixed price contracts in place at the Closing Date with

Elettronica, Rainford, Loral, Boeing, Thomson CSF, Hughes Training, Hughes Aircraft and Manufacturing Technology, Inc., such loss shall first be charged against the liability cushion (described in Section 1.3 of this Agreement) until it is exhausted, and then against the escrow amount as set forth in
Section 1.3 of this Agreement. At the Closing, ASDI shall deliver to CFS Certifications signed by each of the Shareholders of the Reasonable Best Estimate of the "cost to complete" for each of the Material Contracts.

          (o)  Intellectual Property.

               (1) ASDI has provided to CFS in writing a list of each material patent, registered and unregistered trademark, service mark, trade dress, logo, trade name, copyright, mask work, and registration or application for any of the foregoing (the foregoing, together with all material know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints, being hereinafter collectively referred to as the "Intellectual Property"), owned by ASDI.

                (2) The Contracts as described in Section 2.1(m) include all license or sublicense agreements with respect to any Intellectual Property to which ASDI is a party and which is material to the business and operations of ASDI as presently being conducted.

                     (A)   ASDI  has good title to each  item  of
Intellectual Property owned by it, free and clear of any Lien;

                     (B)   ASDI  owns  or has the  right  to  use
pursuant to license, sublicense, agreement or permission all items of

Intellectual Property used in the operation of the business of ASDI, as presently conducted;

                     (C)  ASDI's use of the Intellectual Property
and other trade rights, trade secrets, designs, plans, specifications and other proprietary rights, whether or not registered ("Proprietary Rights"), is not to the knowledge of ASDI infringing upon or otherwise violating the Proprietary Rights of any third party in or to such rights;

                     (D)   no  claims have been asserted  by  any
Person against ASDI with respect to the use of any Intellectual Property or Proprietary Rights used by ASDI challenging or questioning the validity or effectiveness of such use or any such right, license or agreement;

                     (E)   to  the  knowledge  of  ASDI  and  the
Shareholders, no Person has a right to a royalty or similar payment, or has any other rights, in respect of any Intellectual
Property or Proprietary Rights; and

                     (F)  ASDI is not in breach of any license or
sublicense with respect to any item of Intellectual Property.

          (p)  Labor Relations.

                (1) The Contracts listed on Schedule 2.1(p) include all written or oral employment or severance agreements to which ASDI is a party with respect to any employee or former employee, and which may not be terminated at will, or by giving notice of 30 days or less, without cost or penalty. ASDI has made available to CFS true, correct, and complete copies of each such Contract, as amended to date. ASDI is not in breach of any term of any such Contract.

               (2)  Except as set forth on Schedule 2.1(p):

                     (A)   ASDI  has complied with the applicable
laws  relating  to  the employment of labor,  including,  without
limitation,   those  relating  to  wages,  hours,  unfair   labor
practices, discrimination and immigration;

                    (B) ASDI has not engaged in any unfair labor practice and there are no complaints against ASDI pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any current or former employee of ASDI;

                     (C)   there are no representation questions,
arbitration proceedings, labor strikes, slow downs or stoppages, grievances or other labor disputes pending or, to the knowledge of ASDI or the Shareholders, threatened with respect to the employees of ASDI;

                     (D)   other  than as set forth  on  Schedule
2.1(p), ASDI has not entered into any severance or similar arrangement in respect of any present employee of ASDI that will result in any obligation (absolute or contingent) of CFS or ASDI to make any payment to any present employee of ASDI following termination of employment;

                     (E)   ASDI has complied in all respects with
all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing (hereinafter collectively referred to as the "Employment Laws").

                (3) ASDI is not liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the Employment Laws.

               (4) On or before the Closing Date, no employee of ASDI shall be permitted to have accumulated more than ten (10)
days of sick leave. To the extent individual employees of ASDI had accumulated more than ten (10) days of sick leave, ASDI shall reduce each of the employees' sick leave to ten (10) days in such a manner as shall be acceptable to CFS.

                (5) On or before the Closing Date, ASDI shall recognize as a liability on its Balance Sheet all accrued vacation benefits and make a payment to each employee such that ASDI shall have no vacation obligations to any individual.

           (q) Legal Compliance. Except with respect to (1) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 2.1(l)), (2) compliance with laws applicable to Government Contracts (as to which certain representations and warranties are made pursuant to Section 2.1(n)), and (3) compliance with Employment Laws (as to which certain representations and warranties are made pursuant to Section 2.1(p)), to the best knowledge of the Shareholders and ASDI management, ASDI is in material compliance with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) applicable thereto.

          (r)  Taxes.

                (1) All federal, state, local and foreign tax returns of ASDI and those of the Shareholders relating to ASDI ("Tax Returns"), including those Tax Returns relating to income, employment, franchise, property, sales and use, and excise taxes, and any other taxes due from and/or withheld by or required to be withheld by ASDI (collectively, "Taxes") for all prior periods have been duly filed, and are correct and complete in all material respects. With respect to the personal Tax Returns of the Shareholders, each Shareholder makes this representation and warranty only to his personal Tax Returns, and not those of any other Shareholder.

                (2) All Taxes or estimates thereof that are due have been timely paid.

                (3) None of the Tax Returns has been audited or is being audited by any taxing authority.

                (4) No assessment, audit or other proceeding by any taxing authority, court, or other governmental or regulatory authority is proposed, pending, or, to the knowledge of ASDI or the Shareholders, threatened with respect to the Taxes or Tax
Returns of ASDI or the Shareholders. Neither ASDI nor any Shareholders have made any act or omission which has in any material way violated the Subchapter S election of ASDI.

               (5) There are no outstanding agreements, waivers, or arrangements to indemnify any Shareholder or any other person for any tax liability whatsoever, or extending the statutory period of limitations applicable to any claim for or the period for the collection or assessment of Taxes due for any taxable period.

                (6)   No  consent to the application  of  Section
341(f)(2) of the Code (or any predecessor thereof) has been made or filed by or with respect to ASDI or the Shareholders of any of their assets and properties.

                (7) None of the assets and properties of ASDI is an asset or property that CFS or CRI is or will be required to treat as being (i) owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(l) of the Code.

               (8) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to ASDI or any assets thereof.

                (9) All positions taken on Federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662 of the Code have been disclosed on such Tax Returns, or there is or was substantial authority for such treatment.
                (10) ASDI has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or under Section 162(m) of the Code.

                (11) ASDI is not a party to, is not bound by, nor has any obligation under any tax sharing agreement or similar agreement and no such agreement shall be entered into or amended by ASDI prior to the Closing. ASDI does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (12) ASDI is not a partner in any partnership.

                (13) ASDI has not agreed to or is not required to make any adjustment pursuant to Section 481(A) of the Code by reason of any change in any accounting method. ASDI does not have application pending with any taxing authority requesting permission for a change in any accounting method.

           (s) Licenses, Permits and Authorizations. ASDI has provided to CFS in writing a list of all material licenses, franchises and other permits of or with any governmental, regulatory or administrative authority, whether foreign, federal, state or local, which are held by ASDI. All such licenses, franchises and other permits are in full force and effect and there are no proceedings pending or, to the knowledge of ASDI or the Shareholders, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. Such licenses, approvals, consents, franchises and permits constitute, in the reasonable judgment of senior management of ASDI, all of the material licenses, approvals, consents, franchises and permits necessary to permit ASDI to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of ASDI. All required filings with respect to such licenses, approvals, consents, franchises, and permits have been timely made and all required applications for renewal thereof have been timely filed except as to instances wherein the failure to so timely file would not constitute a material noncompliance. Prior to the Closing Date, ASDI will procure and maintain software licenses for all computer software in its possession.

           (t) Books and Records. The books of account, all of which have been made available to CFS, are complete and correct in all material respects and have been maintained in accordance with ordinary business practices, including, but not limited to, the maintenance of a reasonable system of internal controls. There has been no material failure by ASDI to follow the system of internal controls as this system has been disclosed to CFS. The minute books of ASDI contain records of all meetings held of, and corporate action taken by, the Shareholders and the Board of Directors of ASDI, and no meetings of such Shareholders or any such Board of Directors has been held at which any significant action was taken for which minutes have not been prepared and are not contained in such minute books. To the extent the minute books and other corporate records of ASDI are not complete as set forth herein, the Directors of ASDI and the Shareholders, including Matilda Gross, shall adopt such resolutions as are necessary to bring the minute books and other corporate records of ASDI into compliance with the requirements of this Section 2.1
(t).

          (u)  Insurance.

                 (1) Schedule 2.1(u) contains a summary description of all policies of property, fire and casualty, product liability, workers' compensation, and all other forms of insurance held by ASDI. True, correct and complete copies of such insurance policies have been made available to CFS.

                (2) All policies described in paragraph (1) hereof (A) are valid, outstanding, and enforceable policies, (B) provide adequate insurance coverage for the assets and the operations of ASDI for all material risks normally insured against by a Person or entity carrying on the same business as ASDI, and (C) will not terminate or lapse by reason of the transactions contemplated by this Agreement.

                (3) ASDI has not received (A) any notice of cancellation of any policy described in paragraph (1) hereof or refusal of coverage thereunder, (B) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (C) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

Section  2.2     Representations and Warranties by CFS  and  CRI.
CFS   and  CRI  each  represent  and  warrant  to  ASDI  and  the
Shareholders, as follows:

           (a) Organization and Qualification. CFS and CRI are each corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and have all requisite corporate power and authority to own or lease and operate their properties and to carry on their business as it is now being conducted. CRI owns beneficially and of record all of the issued and outstanding capital stock of CFS.

           (b) Authority Relative to Agreements. Except as set forth herein with respect to approval by their respective Boards of Directors, CFS and CRI have all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by CFS and CRI and the consummation by CFS and CRI of the Merger Transaction shall be subject to approval by the Boards of Directors of CFS and CRI. Once the Boards of Directors of CFS and CRI approve the Merger Transaction and this Agreement has been duly executed and delivered by CFS and CRI, this Agreement constitutes a valid and binding obligation of CFS and CRI, as the case may be, enforceable against CFS and CRI in accordance with its terms.

           (c) Lack of Conflicts with Other Agreements. The execution and delivery of this Agreement by CFS and CRI and the consummation by CFS and CRI of the Merger Transaction will not
(i) conflict with any provision of the Articles of Incorporation or By-laws of CFS or CRI or (ii) result in any violation of or default under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CFS or CRI, which violation, default or acceleration would have a material adverse effect on the business, operations or financial condition of CFS or CRI, except for the Revolving Credit Agreement by and between CRI and Manufacturers and Traders Trust Company. CRI shall use its best efforts to obtain a waiver of any default.

            (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by CFS or CRI in connection with the execution and delivery of this Agreement by CFS or CRI or the consummation by CFS or CRI of the Merger Transaction, except for filing with the Secretary of State of the State of New York.

           (e) Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Transaction based upon arrangements made by or on behalf of CFS or CRI.

           (f) Public Reports. The SEC and other public filings of CRI are materially correct and accurate to the best of the knowledge of CFS and CRI.

                           ARTICLE III
                      ADDITIONAL COVENANTS

Section 3.1    Shareholder Approval.

          As soon as reasonably practicable following the date of this Agreement, ASDI and the Shareholders shall take all action necessary in accordance with the applicable law and its Articles of Incorporation and By-laws to call a meeting (the "Meeting") of its shareholders to seek Shareholder Approval and for such other purposes as may be appropriate.

Section 3.2    Conduct of ASDI's Business.

           (a) Business Conducted in Ordinary Course. ASDI and the Shareholders agree that from the date of this Agreement through the Closing, unless CFS shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, ASDI shall conduct its business only in the ordinary course and shall use all reasonable efforts to preserve their business organizations, maintain their rights and franchises, keep available the services of their officers and employees, and preserve their relationships with customers, suppliers and others having material business dealings with them. Specifically, and without limiting the generality of the foregoing, ASDI shall not without the written consent of CFS, which shall not be unreasonably withheld or delayed:

                 (i) directly or indirectly do any of the following: (A) issue, sell, pledge, dispose of or encumber any material assets other than in the ordinary course of its business consistent with past practice, (B) amend or propose to amend its Articles of Incorporation or By-laws, (C) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend in stock, property or otherwise with respect to such shares, (D) redeem, purchase, acquire or offer to acquire any shares of its capital stock, or (E) enter into any agreement with respect to any of the matters set forth in this Section 3.2(a);

                (ii) (A) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock plan, or otherwise, (B) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (C) incur any indebtedness for borrowed money or issue any debt securities, except in the ordinary course of its business, (D) enter into any new Material Contract or modify any existing Material Contract in any material respect except in the ordinary course of its business consistent with past practice, (E) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of its business consistent with past practice or except as expressly provided herein, or (F) dissolve or liquidate;

                (iii)      grant  any increase in the  salary  or
other  compensation of its employees or grant any  bonus  to  any
employee,   except  in  the  ordinary  course  of  its   business
consistent with past practice;

                (iv) enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other executive employee;

                 (v) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees or to increase the benefits payable under its severance or termination pay practices;

                (vi) hire any new employees except for employees having an annualized salary of less than $50,000 who are terminable at will;

                (vii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any directors, officers or employees, except in the ordinary course of its business consistent with past practice;

               (viii) mortgage, pledge or otherwise subject to any lien, security interest, encumbrance or charge of any nature, any of its material assets, or become committed so to do, or permit or suffer any of such material assets to become subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any nature other than liens for current taxes not yet due and payable, or become committed to do so;

                 (ix) make any new commitments for capital expenditures in excess of $25,000 individually, or $75,000 in the aggregate, except for expenditures for maintenance of capital assets in the ordinary course of its business consistent with past practice.

          (b)  Consent of CFS for Changes in Conduct of Business.
Unless otherwise consented to in writing by CFS, from the Date of this Agreement through the Closing, ASDI shall:

                (i) use all reasonable efforts to maintain its relationships with its suppliers and customers and, if requested by CFS, make reasonable arrangements as reasonably requested by CFS for representatives of CFS to meet with customers and suppliers of ASDI;

                (ii) maintain all of the assets used or useful to the business of ASDI in good repair, order and condition, maintain in full force and effect all material franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise, currently in effect and maintain in full force all policies of insurance or satisfactory substitute insurance policies insuring against the risks, damages, and losses covered by the insurance policies currently in force, in each case consistent with its past practice; and

                (iii)      otherwise conduct its business in  the
ordinary course consistent with past practice.

Section 3.3 Other Actions. Subject to the terms and conditions herein provided, each of the parties hereby agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including without limitation using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

Section 3.4 Inquiries and Negotiations. ASDI shall immediately cease any existing discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to the acquisition of all or substantially all the business of ASDI, whether by sale of assets or shares of capital stock of ASDI, or by merger, consolidation, or similar transaction (collectively, an "Acquisition Transaction"). ASDI shall not, and shall not permit its officers, employees, representatives or agents to, directly or indirectly, (i) solicit or initiate discussions or negotiations with, or provide any non-public information to, any person other than CFS and CRI concerning an Acquisition Transaction, or (ii) otherwise solicit or initiate inquiries or the submission of any proposal contemplating an Acquisition Transaction.

Section 3.5 Notification of Certain Matters. ASDI shall give prompt notice to CFS and CRI, and CFS and CRI shall give prompt notice to ASDI of (i) the occurrence, or failure to occur, of any event which such party believes would likely cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement through the Closing and (ii) material failure of ASDI, the Shareholders, CFS or CRI, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

Section 3.6    Access to Information.

           (a) Confidentiality. ASDI shall cause its officers, directors and employees to, and shall use reasonable efforts to cause its representatives and agents (including without limitation its attorneys and accountants) to afford, from the date of this Agreement through the Closing, the officers, employees and agents of CFS and to their respective legal and financial advisors, lenders, financing sources, and their respective legal advisors and representatives, so long as such Persons agree to maintain the confidentiality of such information in accordance with this Agreement, complete access at all reasonable times to its officers, employees, agents, properties, books, records, and work papers, and shall furnish CFS all financial, operating and other data and information as CFS, through its officers, employees or agents, may reasonably request.

          (b) Evaluation Materials. Except for any governmental filings required in order to complete the transactions contemplated herein, and except as CFS and ASDI may agree in writing, each party hereto shall keep all Evaluation Materials (hereinafter defined) confidential, and, except as required by applicable law, no party shall disclose any Evaluation Materials or any information contained therein to any Person; provided, however, that any such information may be disclosed by any party hereto (i) to its legal and financial advisors, lenders, financing sources and their respective legal advisors and representatives, so long as such Persons agree to maintain the confidentiality of such information in accordance with this
Section 3.6, and (ii) to those of such party's directors, officers, employees, agents and representatives who need to know such information for the purposes of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees, agents and representatives shall be informed by such party of the confidential nature of such information and shall be directed by such party, and shall each agree to treat such information confidentially in accordance with this Section 3.6). Without limiting the generality of the foregoing, in the
event   that  the  transactions  contemplated  hereby   are   not
consummated, neither party hereto nor its directors, officers, employees, agents or representatives shall use any of the Evaluation Materials made available to it by another party hereto for any purpose. The foregoing restrictions shall not apply to any disclosure by CFS or CRI after the Closing of any information disclosed by ASDI.

          (c) Mandatory Disclosure. In the event that any party hereto or any of its representatives receives a request or is required (by applicable law, regulation or legal process) to disclose all or any part of the information contained in the Evaluation Materials, such party or its representatives, as the case may be, shall (i) promptly notify the disclosing party of the existence, terms and circumstances surrounding advisability of taking legally available steps to resist or narrow such request, and (iii) assist the disclosing party in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the disclosing party waives compliance with the provisions hereof,
(i) such party or its representatives, as the case may be, may disclose only that portion of the Evaluation Materials which such party is advised by opinion of legal counsel is legally required to be disclosed and shall exercise reasonable efforts to assist the disclosing party in obtaining assurance that confidential treatment will be accorded such and (ii) such party shall not be liable for such disclosure unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by such party or its representatives not permitted by this Section 3.6.

           (d) Termination of the Agreement. If this Agreement is terminated, the parties hereto shall comply with the terms of the Confidentiality Agreement.

Section 3.7 Public Announcements. Except to the extent otherwise required by applicable law, neither ASDI, the Shareholders, CFS nor CRI shall make, issue or release any oral or written public announcement or statement concerning, or acknowledgment of the existence of, or reveal the terms, conditions or status of, the Merger Transaction or make any other communication to its shareholders or the investing public,
directly  or  indirectly  (including  without  limitation   press
releases and statements to securities analysts), without first making a good faith attempt to obtain the prior approval of, or concurrence in, the contents of such announcement, acknowledgment or statement by the other of them, which approval or concurrence shall not be unreasonably withheld or delayed.

Section 3.8    CRI Stock Acquired by the Shareholders.

            (a) Disclosure of Information. ASDI and the Shareholders have received all of the information they consider necessary or appropriate for deciding whether to acquire the CRI Stock. They further represent that they have had an opportunity to ask questions and receive answers from CRI and CFS regarding the terms and conditions of the offering of the CRI Stock.

           (b) Investment Experience. ASDI and the Shareholders have substantial experience in evaluating and investing in private placement transactions so that they are capable of evaluating the merits and risks of its investment in CRI Stock. By reason of ASDI and the Shareholders' business or financial experience or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by CRI or any affiliate or selling agent of CRI, directly or indirectly, they have the capacity to protect their own interests in connection with the acquisition of the CRI Stock.

           (c) Restricted Securities. ASDI and the Shareholders understand that the CRI Stock is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from CRI in a transaction not involving a public offering and that under such laws and applicable regulations such

CRI stock may be resold without registration under the Securities Act only in certain limited circumstances. In this respect, ASDI and the Shareholders represent that they are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby and otherwise by the Securities Act.

           (d) Further Limitations on Disposition. Without in any way limiting the representations set forth in this Section
3.8 or Section 3.9, each of the Shareholders severally and not jointly further agrees not to make any disposition of all or any portion of the CRI stock unless and until there is in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (i) such of the
Shareholder(s) shall have notified CRI of the proposed disposition and shall have furnished CRI with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by CRI, such of the Shareholder(s) shall have furnished CRI with an opinion of counsel, reasonably satisfactory to CRI, that such disposition will not require registration under the Securities Act. It is agreed that CRI will not require opinions of counsel for transactions certified by the respective Shareholder to be made in accordance with Rule 144, except in unusual circumstances. Any disposition of CRI Stock by a Shareholder while employed, or within three months of being employed, by CFS (or its affiliate) whether or not pursuant to an effective Registration Statement shall not exceed the volume limits which are applicable under Rule 144 once holding period requirements have been satisfied.

           (e)   Legends.   It is understood that the  securities
issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                (i) "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the security so legended.

           (f) Accredited Investor. ASDI and the Shareholders are accredited investors as defined in Rule 501(a) of Regulation
D promulgated under the Securities Act.

Section   3.9     Restriction  on  Transferability   of   Shares,
Compliance with Securities Act of 1933.

          (a) Restrictions on Transferability. The Shares shall not be transferable except upon the conditions specified in
Section 3.8(d) or in this Section 3.9, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of the CRI Stock.

          (b) Certain Definitions. As used in this Section 3.9, the following terms shall have the following respective meanings:

                 "Commission"  shall  mean  the  Securities   and
Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

                "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "Registration Stock" shall mean those shares of the CRI Stock designated by the Shareholder pursuant to Section
3.9 as includable in the registration to be made by CRI hereunder.

                "Registration Expenses" shall mean all expenses incurred by CRI or CFS in complying with Subsection 3.9, including, without limitation, printing expenses, fees and disbursements of counsel to CRI or CFS, the fees and expenses in connection with all registrations or exemption from registration under state securities law affecting the transfer of the Registration Stock ("Blue Sky Expenses") in New York and up to five other states, and the expenses of any regular or special audits incident to or required by any such registrations (and including the compensation of regular employees of CRI or CFS involved in such registration).

                 "Registration Period" shall mean the period beginning on the date on which the shelf registration is first declared effective by the Commission and terminating when all of the CRI Stock issued hereunder has been sold or otherwise transferred or disposed of by the Shareholders but in no event later than the third anniversary of the Closing Date.

                "Selling  Expenses" shall mean  all  underwriting
discounts  and selling commissions applicable to the  sales,  and
all   fees   and  disbursements  of  personal  counsel   to   the
Shareholders.

      (c) Required Registration. Within nine (9) months after the Closing, CRI shall forthwith proceed to:

           (i) prepare and file with the Commission a Shelf registration with respect to the Registration Stock, use its best efforts to cause it to become and remain effective during the Registration Period, and pay all Registration Expenses in connection therewith;

            (ii)  prepare  and  file  with  the  Commission  such
amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to delivery of prospectuses for the period during which the information contained in the prospectus would not have to be updated pursuant to Section 10(a)(3) of the Securities Act; provided, however, that if at any time during such period of effectiveness CRI shall request that the Shareholder withhold their Shares of Registration Stock from sale because of CRI's temporary inability to furnish the Shareholder with a prospectus meeting the requirements of the Securities Act (other than as a result of the application of Section 10(a)(3) of the Securities Act), the Shareholder shall refrain from selling such Registration Stock on the condition that CRI shall file such amendments and supplements to such registration statement and prospectus issued in connection therewith as may be necessary in order to permit the sale of the Registration Stock to the public in compliance with the Securities Act for an additional amount of time equal to the period of time that the Shareholder was required to refrain from selling such Registration Stock if Rule 144 would not then provide an exemption from registration;

           (iii) furnish to the Shareholders such number of copies of a prospectus in conformity with the requirements of the

Securities Act, and such other documents, as the Shareholders may reasonably  request  in order to facilitate the  public  sale  or
other  disposition  of  the  Registration  Stock  owned  by   the
Shareholders; and

           (iv) use its best efforts to register or qualify the Registration Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request (not exceeding five in number unless otherwise agreed by CRI) as shall be reasonably appropriate for the distribution of the Registration Stock covered by such registration statement, provided that CRI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, and do any and all other acts and things which may be necessary or desirable to enable the Shareholder to consummate the public sale or other disposition of the Registration Stock in such jurisdictions;

       (d) Indemnification by CRI. In the event of any registration of any Registration Stock under the Securities Act, CRI shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 3.9, the Shareholders, each other person who participates as an underwriter in the offering or sale of Registration Stock and each other person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Stock was were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and CRI shall reimburse the Shareholder, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that CRI shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to CRI by or on behalf of the Shareholder or such underwriter, as the case may be, for use in the preparation thereof; and provided further that CRI shall not be liable to any person who participates as an underwriter in the offering or sale of Registration Stock or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Stock to such person if such statement or omission was corrected in such final prospectus.

      (e) Indemnification by the Shareholder. In the event of any registration of Registration Stock under Section 3.9(c), the Shareholder shall, and hereby does indemnify and hold harmless (in the same manner and to the same extent as set forth in
Section 3.9(d)) severally and not jointly, CRI, each director of CRI, each officer of CRI and each other person, if any, who controls CRI within the meaning of Section 15 of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Shareholder furnished to CRI by such Shareholder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

      (f) Cooperation, Furnishing of Information. It shall be a condition precedent to the obligation of CRI to take any action pursuant to Section 3.9(c) that the Shareholder shall (i) appoint a single counsel authorized to represent all of the Shareholders in connection with registration of the Registration Stock and
(ii) furnish to CRI promptly in writing such information regarding the Shareholder, the CRI Stock held by the Shareholder, and the intended method of disposition of the Registration Stock as CRI shall reasonably request and as shall be required in connection with the registrations to be undertaken by CRI.

      (g) Expense. CRI shall pay all Registration Expenses, as defined herein, and the Shareholder shall pay all Selling Expenses, as defined herein, pro rata in accordance with their ownership of Registration Stock required in connection with registration of the Registration Stock.

      (h) Notice of Sale. Until the third anniversary of the Closing, and thereafter so long as he is an employee and a holder of more than 5% of the total outstanding CRI Stock of CRI, each Shareholder shall notify CRI, in writing, at least five (5) business days prior to the date on which he intends to sell, offer to sell or place an order to sell any share of Registration Stock ("Sale Notice"). Upon receipt of any Sale Notice, CRI shall have the right to delay the sale of Registration Stock intended to be sold by Shareholder if, and for such time period as, (i) in the opinion of legal counsel to CRI, such sale would violate applicable federal or state securities laws and regulations as a result of any material pending or proposed transaction of CRI or any of its affiliates, or (ii) in the opinion of management of CRI, CRI would be required to amend or supplement the registration statement to disclose a previously undisclosed development in its business or affairs and such disclosure at such time would have a material adverse effect on CRI; provided, however, that the aggregate period of all such delays during any 12-month period shall not exceed 90 days, as calculated from the date on which Shareholder intends to sell any Registration Stock as specified in each applicable Sale Notice. CRI shall exercise its right to delay any proposed sale by giving written notice of such exercise to Shareholder within two (2) business days following CRI's receipt of Shareholder's Sale Notice.

                           ARTICLE IV
                    CONDITIONS TO THE MERGER

Section 4.1 Conditions to the Merger. The obligation of CFS and CRI to effect the merger is subject to the satisfaction, prior to the Closing of each of the following conditions unless waived by CFS and CRI:

            (a)    Shareholder  Approval  by  ASDI.   Shareholder
Approval  shall have been obtained by the requisite vote  of  the
Shareholders.   At  the Closing, ASDI shall deliver  a  certified
resolution reflecting the outcome of the Shareholder vote.

           (b)  No Injunction.  No order, decree, ruling or other
action   of   a   court  or  governmental  agency  of   competent
jurisdiction, restraining, enjoining or otherwise prohibiting the Merger Transaction, shall be in effect.

            (c) Accuracy of Representations and Warranties; Compliance with Covenants; and Absence of Material Adverse Change. The representations and warranties of ASDI and the Shareholders herein shall be accurate in all material respects at and as of the Closing (except to the extent that such representation and warranty speaks as of another date). ASDI and the Shareholders shall have complied in all material respects with the covenants it has agreed herein to undertake; and no material adverse change shall have occurred to the business, operations or financial condition of ASDI since September 30, 1995.

           (d) Satisfaction of Conditions Precedent by ASDI and the Shareholders. ASDI shall have delivered to CFS certificates signed by an officer of ASDI and the Shareholders, respectively, dated the Closing, certifying that, to the best of the knowledge of such officer and the Shareholder, the conditions specified in
Section 4.1 as they relate to ASDI have been fulfilled.

           (e) Consents Required to be Obtained by ASDI. Any consent required for the consummation of the Merger under any agreement, contract or license described in a schedule hereto or for the continued enjoyment by ASDI of the benefits of any agreement, contract or license described in a schedule hereto after the Merger shall have been obtained, except where the failure to obtain such consent would not have a Material Adverse Effect.

            (f)    Employment   Agreements.   The   Shareholders,
individually, shall have executed and delivered to CFS not later than the Closing, employment agreements on the form attached hereto as Exhibit 4.2(d).

          (g) Material Changes to Operations of ASDI. CFS shall not have been informed by a member of senior management of ASDI that any customer intends to terminate or modify in any material respect its existing contractual relationship with ASDI after the effective time of the Merger.

           (h) Accuracy of ASDI Representations and Warranties. ASDI shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as CFS may reasonably request for the purpose of (i) evidencing the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenants or agreements of ASDI or the compliance by ASDI with any of the conditions, all as contained or referred to in this Agreement, or (ii) effectuating or confirming the consummation of the transactions contemplated hereby.

           (i) Financing. CRI or CFS shall have obtained debt financing from an outside lender in at least the amounts of $5,000,000 (Five Million Dollars) in long-term debt at an annual interest rate which does not exceed 10%, and an additional $2,500,000 (Two Million Five Hundred Thousand Dollars) in net working capital at an annual interest rate which does not exceed the prime rate of interest. CRI and CFS have obtained a letter proposal, and have given a copy of same to ASDI, from CRI's lender, Manufacturers and Traders Trust Company, dated January 18, 1996, to provide such financing, and CRI will use its best efforts to finalize and effectuate such financing within 30 days after the date hereof.

           (j) Corporate Records of ASDI. Prior to or at the Closing, CFS shall have received possession of all corporate, accounting, business and tax records of ASDI.

           (k) Transactional Materials of ASDI. The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall be satisfactory in all reasonable and customary respects to CRI, CFS, and their counsel.

          (l)  Sick Leave.  Pursuant to Section 2.1(p)(4) of this
Agreement, at the Closing Date, no employee of ASDI shall have accumulated more than ten (10) days of sick leave.

           (m) Vacation. Pursuant to Section 2.1(p)(5) of this Agreement, at the Closing Date, ASDI shall have no liability for vacation on behalf of any individual, and the Balance Sheet of ASDI shall have recognized the satisfaction of vacation liabilities.

Section 4.2 Conditions to the Merger. The obligation of the Shareholders and ASDI to effect the merger is subject to the satisfaction, prior to the Closing of each of the following conditions unless waived by ASDI and the Shareholders:

           (a)  No Injunction.  No order, decree, ruling or other
action   of   a   court  or  governmental  agency  of   competent
jurisdiction, restraining, enjoining or otherwise prohibiting the Merger Transaction, shall be in effect.

            (b) Accuracy of Representations and Warranties; Compliance with Covenants; and Absence of Material Adverse Change. The representations and warranties of CRI and CFS herein shall be accurate in all material respects at and as of the Closing (except to the extent that such representation and warranty speaks as of another date). CRI and CFS shall have complied in all material respects with the covenants it has agreed herein to undertake; and no material adverse change shall have occurred to the business, operations or financial condition of CRI or CFS since December 29, 1995.

           (c)   Satisfaction of Conditions Precedent by CRI  and
CFS. CRI and CFS shall have delivered to ASDI and the Shareholders certificates signed by officers of CRI and CFS, respectively, dated the Closing, certifying that, to the best of the knowledge of such officer, the conditions specified in
Section 4.2 as they relate to CRI and CFS have been fulfilled.

           (d) Employment Agreements. CFS shall have executed and delivered the employment agreements on the form attached hereto as Exhibit 4.2(d).


           (e) Transactional Materials of CFS and CRI. The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall be satisfactory in all reasonable and customary respects to ASDI and its counsel.


            (f)    Assumption   of   Debt  Obligations   of   the
Shareholders.   At  the Closing, CFS and CRI  shall  release  the
Shareholders   from   identified  debts  they   have   personally
guaranteed on behalf of ASDI.

           (g) Lease of East Elmhurst Facility. Messrs. Gross and Tchorbajian shall enter into a lease with CFS on such terms and conditions as are acceptable and have already been agreed to between CFS and Messrs. Gross and Tchorbajian.

                            ARTICLE V
                   TERMINATION AND ABANDONMENT

Section 5.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger Transaction may be abandoned at any time prior to the Closing, before or after ASDI Shareholder Approval or approval by the respective Boards of Directors of CFS and CRI shall have been obtained, by the mutual consent of ASDI, CRI and CFS (by action of the respective Boards of Directors of CFS and CRI).

Section 5.2 Termination by ASDI or CFS and CRI. This Agreement may be terminated and the Merger Transaction may be abandoned by either ASDI or CFS and CRI (by action of their respective Boards of Directors) if (a) the Merger shall not have been consummated on or before 45 days after the date hereof, or such later date as may be mutually agreed to by the parties hereto (but only if the party seeking to terminate this Agreement is not otherwise in breach in any material respect of any of its obligations hereunder) or (b) any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger Transaction and such order, decree, ruling, or other action shall have become final and nonappealable.

Section 5.3 Termination by ASDI. This Agreement may be terminated and the Merger Transaction may be abandoned by ASDI if
(a) CFS or CRI shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it or them at or prior to the Closing and such failure has not been cured within 30 days after receipt of notice thereof, or (b) it become reasonably certain that CFS and CRI will be unable to satisfy any material condition to the Merger Transaction as set forth in
Section 4.2 on or before the

Closing, or (c) except as disclosed to and waived by ASDI and the Shareholders, there shall have occurred an event which shall have caused a Material Adverse Effect, or the representations and warranties of CRI or CFS shall have been breached or become inaccurate in a material respect as of the Closing.

Section 5.4 Termination by CFS and CRI. This Agreement may be terminated and the Merger Transaction may be abandoned by CFS and CRI (by action of the respective Boards of Directors of CFS and
CRI) if (a) ASDI shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Closing and such failure has not been cured within 30 days after receipt of notice thereof, (b) it becomes reasonably certain that ASDI will be unable to satisfy any material condition to the Merger Transaction as set forth in Section 4.1 on or before the 45th day after the date hereof, or (c) there shall have occurred an event which shall have caused a Material Adverse Effect, or the representations and warranties of ASDI have been breached or become inaccurate in a material respect as of the Closing.

Section  5.5     Effect of Termination.  Except  as  provided  in
Section 3.6(b) hereof with respect to information obtained in connection with the transactions contemplated hereby, in the event of the termination of this Agreement and the abandonment of the Merger Transaction, this Agreement shall thereafter become void and have no effect, and no party thereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses, except that nothing herein shall relieve any party from liability for any willful breach thereof. Except as provided in the immediately preceding sentence, and whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 5.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 5.7 Waiver. Any time prior to the Closing, any party hereto may (a) in the case of CFS or CRI, extend the time for the performance of any of the obligations or other acts of ASDI or, subject to the provisions contained in Section 5.6 hereof, waive compliance with any of the agreements of ASDI or with any conditions to the respective obligations of CFS or CRI, or (b) in the case of ASDI, extend the time for the performance of any of the obligations or other acts of CFS or CRI, or waive compliance with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                           ARTICLE VI
                          MISCELLANEOUS

Section 6.1 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) five days after posting in the United States mail having been sent registered or certified mail return receipt requested, or (iii) delivered by facsimile and promptly confirmed by delivery in person or post as aforesaid in each case, with postage prepaid, addressed as follows:

          (a)  If to CFS or CRI, to:

               Comptek Federal Systems, Inc.
               2732 Transit Road
               Buffalo, New York   14224
               Attention: John J. Sciuto
               Facsimile No.: (716) 677-0014
               With a copy to:

               Comptek Research, Inc.
               2732 Transit Road
               Buffalo, New York   14224
               Attention: Randy C. Fahs
               Facsimile No.: (716) 677-0014

          (b)  If to ASDI, to:

               Advanced Systems Development, Inc.
               96-10 23rd Avenue
               East Elmhurst, New York 11369-1230
               Attention: Michael Gross
               Facsimile No.: (718) 565-0288

               With a copy to:

               Oscar D. Folger, Esq
               521 Fifth Avenue
               New York, New York 10175
               Facsimile No.: (212) 697-7833
or such other address as shall be furnished available in writing by any party to the others prior to the giving of the applicable notice or communication.

Section 6.2 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. CFS, CRI, ASDI, the Shareholders (including Matilda Gross) and their respective attorneys agree to treat a facsimile of a signature as fully binding the individual in his or her personal and/or corporate capacity, as the case may be.

Section 6.3 Headings. The headings herein are for convenience or reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.

Section 6.4 Survival of Representations or Warranties. Each of the representations or warranties, and the related indemnities, included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, shall survive after the Effective Time for all claims for which notice is given on or before June 30, 1997, and shall thereafter expire.

Section 6.5 Indemnification. If, as a result of the transactions contemplated by this Agreement, and any agreements related to or arising therefrom with respect to the transaction contemplated by this Agreement, ASDI materially fails to fully and properly perform all of its material obligations hereunder, then the Shareholders, hereby agree to defend, indemnify, and hold harmless CFS, its officers, directors, employees, and agents, including those of its parent and affiliated companies, in connection with any economic loss, and any threatened, pending, or completed actions or proceedings or appeals therein, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by law. This obligation by the Shareholders to defend, indemnify, and hold harmless shall include, but not be limited to, advancing all costs, expenses, and attorneys' fees reasonably expected to be incurred by or on behalf of CFS and CRI.

All obligations of the Shareholders under this Agreement, whether for representations or warranties, or for indemnification or otherwise, are several (pro rata with their ownership in ASDI, except that Michael Gross shall bear the liability which otherwise would have attached to the 6.34% of the Shares of ASDI held by Matilda Gross, in addition to the liability for the 38.66% of the ASDI Shares that he held.) and not joint. The procedures for indemnification of CRI and CFS, including the amounts subject thereto, and the liability cushion therefor shall be as are set forth in Article I of this Agreement. In no event shall any Shareholder have any liability for any representation or warranty, or any related indemnity, it being understood that the sole recourse of CRI and CFS shall be to proceed against the escrow. Damages for misrepresentations shall be taken at the actual amount thereof, without application of any multiple, notwithstanding that multiples may have been used in negotiating the purchase price. Effective at the date of Closing, each Shareholder and Matilda Gross expressly waive any claims known and unknown against ASDI, including but not limited to any rights for indemnification.

The rights of defense and indemnification pursuant to this Agreement are the only rights to which CFS, or any of its directors, officers, employees, or agents, or those of its parent and affiliated companies, may now or hereafter be otherwise entitled.

CRI and CFS will not assert any defense, offset or counterclaim against the obligations of CRI and CFS to file and maintain the effectiveness of the registration statement, and to permit sales of stock by the Shareholders.

CRI and CFS will jointly and severally indemnify the Shareholders for any material misrepresentation or breach of warranty or covenant by CRI or CFS in this Agreement.

Section 6.6 Entire Agreement. This Agreement, which includes the Exhibits and Schedules hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

Section 6.7 Cooperation. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

Section  6.8     No  Rights to Third Parties.   Nothing  in  this
Agreement express or implied is intended to confer upon any other person, other than the Indemnified Parties, any rights or remedies under or by reason of this Agreement.

Section 6.9 No Assignment. This Agreement shall not be assigned, by operation of law or otherwise.

Section 6.10 Governing Law. This Agreement shall be governed in all respects, including without limitation its validity, interpretation and effect, by the law of the State of New York applicable to contracts made and to be performed therein.

Section 6.11 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding ("Suit") arising out of this Agreement may be brought and adjudicated in Buffalo, New York, in the United States District Court for the Western District of New York, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Erie County, New York, (b) submits to the non-exclusive jurisdiction of any such court for the purposes of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.1 hereof.

                           ARTICLE VII
                       CERTAIN DEFINITIONS

Certain Definitions. As used herein, the following terms shall have the following meanings:

"Acquisition  Transaction" has the meaning specified  in  Section
3.4.

"ASDI Welfare Plan" has the meaning specified in Section 2.1(j).

"Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

"Balance Sheet Date" has the meaning specified in Section 2.1(g).

"Benefit  Arrangement"  has  the  meaning  specified  in  Section
2.1(j).

"CERCLA" has the meaning specified in Section 2.1(l).

"Closing" has the meaning specified in Section 1(e).

"Closing Date" has the meaning specified in Section 1(e).

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidentiality  Agreement" means the  letter  agreement,  dated
February  22,  1995,  between CFS and ASDI,  attached  hereto  as
Schedule 7.

"Contracts" has the meaning specified in Section 2.1(m).

"Employee Plans" has the meaning specified in Section 2.1(j).

"Employment Laws" has the meaning specified in Section 2.1(p).

"Environment" has the meaning specified in Section 2.1(l).

"Environmental, Health and Safety Liabilities" has the meaning specified in Section 2.1(l).

"Environmental Laws" has the meaning specified in Section 2.1(l).

"ERISA" has the meaning specified in Section 2.1(j).

"ERISA Affiliate" has the meaning specified in Section 2.1(j).

"Evaluation Materials" means this Agreement (together with the Schedules and Exhibits hereto) and, as to any party hereto, means all other non-public information furnished or made available to such party by the other parties hereto (the "disclosing party") in connection with the transactions contemplated hereby relating to the disclosing party or the disclosing party's Affiliates, whether furnished or made available orally or in writing (whatever the form or data storage medium) or gathered by inspection and regardless of whether specifically identified as "confidential," together with analyses, compilations, studies or other documents prepared by any party, or by such party's agents, representatives (including attorneys' accountants and financial advisors) or employees, which contain or otherwise reflect such information, provided that the term Evaluation Materials shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure in violation of the terms hereof or the Confidentiality Agreement,
(ii) was or becomes available to a party hereto on a non-confidential basis from a source other than any other party hereto or their representatives and affiliates, provided that such source is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to any party hereto or any of their respective representatives, or (iii) has been or is independently developed by the party to which such information was furnished or made available and not derived from the Evaluation Materials.

"Facilities" has the meaning specified in Section 2.1(l).

"FWPCA" has the meaning specified in Section 2.1(l).

"GAAP" has the meaning specified in Section 2.1(f).

"Government  Contract"  has  the  meaning  specified  in  Section
2.1(m).

"Hazardous  Materials"  has  the  meaning  specified  in  Section
2.1(l).

"Intellectual  Property"  has the meaning  specified  in  Section
2.1(o).

"Knowledge" means the actual knowledge of senior management of ASDI, CFS or CRI, respectively, after due inquiry.

"Liability Cushion" has the meaning specified in Section 1.3(b).

"Liens"   means   any   mortgages,  deeds  of   trust,   pledges,
hypothecations, encumbrances, security interests, or liens of any kind.

"Material  Adverse Effect" has the meaning specified  in  Section
2.1(a).

"Material Contracts" has the meaning specified in Section 2.1(m).

"Merger" has the meaning specified in Section 1(a).

"Merger Transaction" has the meaning specified in Section 1(a).

"Multiemployer Plan" has the meaning specified in Section 2.1(j).

"PBGC" has the meaning specified in Section 2.1(j).

"Pension Plan" has the meaning specified in Section 2.1(j).

"Permitted Liens" means (i) mechanics, materialmen's and similar Liens with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP,
(iii) Liens on goods in transit incurred pursuant to documentary letters of credit, (iv) Liens securing rental payments under capital lease agreements, (v) Liens arising in favor of the United States Government as a result of progress payment clauses contained in any Contract, (vi) encumbrances and restrictions on real property that do not materially interfere with the present uses of such real property and (vii) other Liens imposed by law arising in the ordinary course of business and not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the encumbered property or materially impair the use thereof or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien during the pendency of such proceeding.

"Person"  means  any individual, firm, corporation,  partnership,
limited   liability   company,  incorporated  or   unincorporated
association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

"Plan of Merger" has the meaning specified in Section 1(a) of this Agreement.

"Proprietary Rights" has the meaning specified in Section 2.1(o).

"RCRA" has the meaning specified in Section 2.1(l).

"Reasonable Best Estimate" has the meaning specified  in  Section
2.1(g)(ii).

"Release" has the meaning specified in Section 2.1(l).

"Shareholder" means any holder of record of shares of ASDI Common
Stock immediately prior to the Closing except for Matilda Gross.

"Taxes" has the meaning specified in Section 2.1(r).

"Tax Returns" has the meaning specified in Section 2.1(r).

"Threat of Release" has the meaning specified in Section 2.1(l).

"Welfare Plan" has the meaning specified in Section 2.1(j).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPTEK RESEARCH, INC.

By:       /S/John R. Cummings
          John R. Cummings
Title:    Chariman, President & CEO

COMPTEK FEDERAL SYSTEMS, INC.

By:       /S/John J. Sciuto
          John J. Sciuto
Title:    President & CEO

ADVANCED SYSTEMS DEVELOPMENT, INC.

By:       /S/Nichan Tchorbajian

Title:    President

SHAREHOLDERS:

/S/Michael Gross
______________________
Michael Gross

/S/Nichan Tchorbajian
______________________
Nichan Tchorbajian

/S/Larry Diamond
______________________
Larry Diamond

/S/Matilda Gross
______________________
Matilda Gross

Escrow Agent, insofar as concerns Section 1.3:

/S/Oscar D. Folger
______________________
Oscar D. Folger

                        MERGER AGREEMENT
                         BY AND BETWEEN
                     COMPTEK RESEARCH, INC.,
                 COMPTEK FEDERAL SYSTEMS, INC.,
                               AND
               ADVANCED SYSTEMS DEVELOPMENT, INC.

               ___________________________________

                        LIST OF SCHEDULES

              ____________________________________




Schedule 1.2(a):    Certified Financial Statements

Schedule 2.1(g):    Liabilities  and Reasonable Best Estimate  of
                    Program Cost Reserves

Schedule 2.1(p):    Employment Contracts and Labor Relations

Schedule 2.1(u):    Insurance

Schedule 4.2(d):    Employment Agreement Form

Schedule 7:         Confidentiality Agreement

                         SCHEDULE 1.2(a)
                 Certified Financial Statements

The audited financial statements for Advanced Systems
Development, Inc., as of September 30, 1995 and 1994, together with the independent auditors' report of David Michael & Company
P.C., Certified Public Accountants, dated November 30, 1995, as referenced in Section 1.2(a) of this Agreement, have been delivered to CRI and CFS.

                         Schedule 2.1(g)
                           Liabilities

(a)  Advanced  Systems  Development,  Inc.  VS  New  York   State
     Department of Labor

On June 27, 1995, New York State Employment Insurance appeal board ruled against Advanced Systems Development, Inc. (ASDI) in the matter of Tung S. Wang. ASDI had contended that Mr. Wang was hired as a consultant and the appeal board's decision ruled him as an employee. ASDI has appealed. If the appeal is rejected, ASDI's liability is estimated to be $5,000.

(b) If the appeal is rejected, this could have an impact on three other consultants hired by ASDI. The potential liability is estimated to be $25,000 but may exceed this amount.

(c)  BWB Contract - Germany Import Duty

If ASDI is required to pay the import duty for equipment delivered under this contract, ASDI will have to make a cash payment of $250,000. As of this date, Customs has not invoiced ASDI for this amount. If payment is made, ASDI may not be reimbursed for a period of 2-4 months. The liability for the interest cost may be $10,000 but may exceed this amount.

                         Schedule 2.1(g)
        Reasonable Best Estimate of Program Cost Reserves



ASDI Reserves at 9/30/95
                          Proj #       Management     Warranty
Elettronica                  629/661                     $40,000
Singapore                        639                     $70,000
Rainford                         677                     $40,000
Boeing                          1695       $215,000
Thomson/CSF                     1700                     $20,000
Boeing                          1701       $290,000
Hughes-Link                1703-1714       $250,000
Hughes                          1704                     $20,000
                 TOTAL                     $755,000     $190,000

                         Schedule 2.1(p)
            Employment Contracts and Labor Relations

With   respect  to  written  contracts  between  ASDI  and   it's
employees,  the  following  is  a  summary  of  the   two   known
agreements:

1. Between Michael Gross of ASDI and Harold Klipper. Effective March 17, 1994, the parties agree that Mr. Klipper's annual compensation will be $105,000 as of March 31, 1994. Further, Mr. Klipper's annual bonus will be equal to $5,000 if the company's percentage of net income before income taxes to revenue for a fiscal year will be 12%. For each percentage point above 12%, an additional $5,000 will be earned up to a maximum bonus of $50,000. This agreement is dated March 18, 1994 and there are no known changes or amendments to this contract.

2. Effective September 15, 1995 ASDI, as represented by Mr. Larry Diamond, entered into an agreement to form a Bonus Incentive Plan for the following Marketing personnel; Mr. Ron Rich, Mr. Paul Boehm, Mr. Joe Gorelick and Mr. Bill Gawreluk.

     The plan will distribute a bonus pool consisting of 1% of bookings in Fiscal 1996 above and beyond the target bookings of $18,000,000. One-half percent of the 1% will be distributed equally to the above named individuals. The remaining one-half percent is to be distributed proportionally based on booking goals discussed during the meeting of September 15, 1995. Distribution of the bonus pool is contingent upon the company obtaining net earnings for Fiscal 1996 and the bonus pool cannot exceed 10% of the companies pretax earnings. This agreement is dated September 30, 1995 and there are no known changes or amendments to this bonus plan.

                         SCHEDULE 2.1(u)
                            Insurance

The following is a summary description of ASDI's insurance policies as is set forth pursuant to Section 2.1(u) of the
Agreement:



  Policy Type       Carrier          Policy #       Expiration

Workers'         State           532379-5             8/23/96
Compensation     Insurance Fund

Business Auto    Liberty Mutual  AS2-121-079781-      2/1/96
                                 015

Foreign Credit   Credit                               7/1/96
Insurance        International
                 Associates,
                 Inc.

Commercial       RLI Insurance   OUL020741            2/1/96
Umbrella         Co.

General          Liberty Mutual  YY2-121-079781-      2/1/96
Liability                        035

Transportation   Liberty Mutual  MS2-121-07981-       2/1/96
Floater                          025


                         SCHEDULE 4.2(d)
                    Employment Agreement Form

Attached to this Schedule 4.2(d) is the Employment Agreement form to be utilized between CFS and the individual Shareholders.

                         SCHEDULE 4.2(d)

                      EMPLOYMENT AGREEMENT


      THIS AGREEMENT, made as of the ____ day of ___________, 19__, by and between _____(NAME IN CAPS)_____, residing at ________________________, (hereinafter called "Employee"), and
COMPTEK FEDERAL SYSTEMS, INC., a New York corporation having its office and principal place of business at 2732 Transit Road, Buffalo, New York 14224 (hereinafter called the "Corporation").

                      W I T N E S S E T H :

      WHEREAS, the Employee will be employed as ________________ of the Corporation, and shall be assigned duties which are consistent with this executive position;

      WHEREAS,  the Employee acknowledges that he  has  and  will continue  to  develop  specialized  knowledge  of,  and  personal
relationships  with,  the  Corporation's  customers   and   their
products and operations; and

     WHEREAS, this Agreement is one of several similar agreements by and between the Corporation and certain key executives; and

      WHEREAS, it is the intention of the parties to have this Agreement and such similar Agreements construed in a consistent manner in accordance with the laws of the State of New York; and

      WHEREAS, the Corporation wishes to be reasonably assured that Employee will continue as an employee and desires to retain his services, realizing that if he were to enter into competition with the Corporation it would suffer financial loss;

      NOW,  THEREFORE, in consideration of mutual  covenants  and
obligations  contained  herein,  the  parties  hereto  agree   as
follows:

      1. Term of Employment. The Corporation hereby employs Employee and Employee agrees to work for the Corporation for a period of three (3) years beginning _________, 19___, and ending ____________, 19___, subject, however, to earlier termination as provided in paragraphs 4, 5, 10, and 11.

      2. Duties and Responsibilities. Employee agrees that during the term of this Agreement his principal area of responsibility shall be that of __________ for the Advanced Systems Division of the Corporation. Employee shall devote his full business time and best efforts, skills, and ability to promote the business of the Corporation and perform for the Corporation such duties as are customarily performed by a management or executive employee having responsibility in such areas, and such other duties consistent with his executive position as may be assigned to him by the President and CEO of the Corporation and serve as an officer and/or a director of the Corporation if duly elected. Employee shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder in an efficient manner; provided that in the exercising of such power and authority and the performance of such duties, he shall at all times be subject to the supervision and direction of the President and CEO of the Corporation and the authority and control of the Board of Directors of the Corporation.

     3.    Remuneration.

     (a) So long as Employee is employed by the Corporation, he will be paid a salary at such rate as may be fixed from time to time by the Board of Directors of the Corporation, but not less than $150,000 per year (his "Base Salary"), payable in approximately equal installments at such intervals as the Corporation pays the salaries of its executive employees generally.

      (b) It is understood that temporary disability (of less than six (6) months in duration) will not result in termination of Employee's employment, during which period of time Employee's then Base Salary shall continue in effect.

      (c) Employee will be entitled to reimbursement for all reasonable travel and other business expenses incurred by him. Employee will be included in any group life insurance, medical insurance, pension, profit-sharing plans or other benefits which the Corporation may have in force from time to time for its executive personnel. Such benefits and any resulting payments thereunder shall be in addition to his Base Salary.

      (d)    The  Corporation agrees to permit  the  Employee  to
participate in an incentive compensation bonus plan pursuant to the terms which are more fully set forth on Exhibit A hereto. Of the amount of the bonus agreed upon, 65% will be paid to the Employee within thirty (30) days after the end of the fiscal year (based upon the profit performance for such year shown on the unaudited internal report). The remaining balance will be paid to the Employee within thirty (30) days of the release of the Corporation's audited financial statements by the Corporation's independent certified public accountants and shall be final and conclusive and binding on all parties.

     4.    Death Benefits.

      (a) If Employee should die while still in the employ of the Corporation, the Corporation will pay to his designated beneficiary

                           (i)      his Base Salary in effect  at
                    the time of death for the balance of the month in which his death occurs, plus

                           (ii)      in each of the first  twelve
                    months following the month in which his death occurs, an amount equal to one twelfth (1/12) of his Base Salary in effect at the time of death, plus

                         (iii)     incentive compensation for the
                    first  twelve months following the  month  in
                    which his death occurs, payable when the Corporation generally makes such payments to its employees. If this incentive compensation period extends beyond the current fiscal year of the Corporation, the incentive compensation for the succeeding fiscal year shall be computed pro rata from the number of months needed to reach 12 total months of incentive compensation.

     (b) If the designated beneficiary is not alive at the time of the making of any of such payments, the payments shall be made to the Employee's estate in accordance with paragraph 12 of this Agreement.

       5.      Termination  of  Employment  Due  to  Illness   or
Disability.

      (a) In the event of the disability or illness of Employee rendering him substantially unable to render service to the Corporation of the character contemplated by this Agreement for a period in excess of six (6) months, the Corporation shall have the right to terminate this Agreement upon giving not less than thirty (30) days' advance written notice given after such six (6) month period of its intention to terminate Employee. If Employee shall have resumed his duties hereunder within such thirty-day period and shall have continuously performed his duties for at least two (2) consecutive months thereafter, such notice of termination shall be deemed of no force or effect and this Agreement shall thereupon continue in full force, as though such notice of termination had not been given. In the event a question arises hereunder as to Employee's incapacity to perform his regular duties, the Employee shall be examined by a physician selected by the Corporation and the Employee, and such physician's determination shall be final and conclusive and binding on all parties for the purposes hereof.

      (b) Upon termination of his employment because of such illness or disability, the Corporation shall pay to the Employee in each of the first twelve months following the effective date of such termination, a monthly termination payment equal to one twelfth (1/12) of his Base Salary in effect at the time of such termination, plus incentive compensation for twelve (12) months as computed pursuant to Section 4(a)(iii) of this Agreement.

       (c) In the event of Employee's death after such termination on account of such illness or disability, but before the completion of the making of the payments to which he became entitled as provided for above, the Corporation shall make such payments to the Employee's designated beneficiary; or, if the designated beneficiary is not alive at the time of the making of any of such payments, the payments shall be made to the Employee's estate in accordance with paragraph 12 of this Agreement.

      6. Non-Competition. It is understood and agreed that during the term of his employment by the Corporation, and, in the event that he resigns or is discharged, for the longer of one (1) year or a period of one (1) year following the effective date of termination of his employment by the Corporation, for whatever reason, the Employee shall not engage directly or indirectly in any business activities in the continental United States which are substantially similar to the business of the Corporation, either as a proprietor, stockholder

(other than as a holder of less than 5% of any class of the securities of a corporation registered under the Securities Exchange Act of 1934, as amended), partner, officer, employee or otherwise, unless the Corporation has first consented in writing thereto. That notwithstanding, the Employee may work for a company which conducts business activities which are similar to those of the Corporation, but during the duration of the non-competition period with the Corporation, the Employee may not in any way participate in business activities which are competitive to the then business of the Corporation without receiving the advance written consent of the Corporation. In addition to the foregoing covenants, and for the same period, it is also understood and agreed that after the termination of the Employee's employment with the Corporation, for whatever reason, the Employee shall not solicit any of the Corporation's customers with which he dealt while he was employed by the Corporation, for any business which is competitive to the then business of the Corporation, either on behalf of himself or any other person or entity engaged in any business substantially similar to the business of the Corporation, unless the Corporation has first consented in writing thereto.

      7. Trade Secrets. In the course of performing his duties, the Employee will be engaged in the development, manufacture and sale of a variety of computer hardware and software products based upon experimental and inventive work, and the Employee will receive, and acknowledges that he has received, confidential information of the Corporation including, without limitation, information not available to competitors relating to the Corporation's existing and contemplated products, manufacturing procedures, methods, machines, computations, technology, formulae, trade secrets, know-how, research and development programs, discoveries, improvements and ideas (regardless of whether or not patentable), customer information, all of which is hereinafter referred to as "Trade Secrets." The Employee agrees that he will not, either during his employment or subsequent to the termination of his employment by the Corporation, directly or indirectly disclose, publish or otherwise divulge any Trade Secrets to anyone outside the Corporation or use such information in any manner which would adversely affect the business or business prospects of the Corporation, without prior written authorization from the Corporation to do so. Without limiting the generality of the foregoing, the Employee agrees that while employed by the Corporation he will not, except with the prior written consent of a duly authorized superior officer of the Corporation, take out of the Corporation's offices or facilities, or disclose or otherwise divulge to any unauthorized person, any Trade Secrets and that if, at the time of the termination of his employment by the Corporation he is in possession of any documents or other written materials constituting, containing or reflecting Trade Secrets, he will return and surrender all such documents and written materials to the Corporation upon leaving its employ. The restrictions and protection provided for in this paragraph shall be in addition to any protection afforded to Trade Secrets by law or equity.

      8. Inventions. The Employee agrees that all inventions, discoveries and improvements, and all new ideas for manufacturing and marketing products of the Corporation, which the Employee has conceived or may conceive while employed by the Corporation, whether during or outside business hours, on the premises of the Corporation or elsewhere, alone or in collaboration with others, or which he has acquired or may acquire from others, and whether or not the same can be patented or registered under patent, copyright, or trademark laws, shall be and become the sole and exclusive property of the Corporation. The Employee agrees to promptly disclose and fully acquaint the President or the Chairman of the Board of the Corporation with any such inventions, discoveries, improvements and ideas which he has conceived, made or acquired, and shall, at the request of the Corporation, make a written disclosure of the same and execute such applications, assignments, and other written instruments as may reasonably be required to grant to the Corporation sole and exclusive right, title and interest thereto and therein and to enable the Corporation to obtain and maintain patent, copyright, and trademark protection therefor.

       9. Enforcement of Covenants. The Corporation's obligation to make any or all of the payments provided for under this Agreement is conditioned upon and shall cease and terminate in the event of the material breach by the Employee of any of the covenants contained herein. In the event of an alleged breach by either the Employee or the Corporation, the aggrieved party shall provide written notice to the other of the fact and circumstances giving rise to the alleged breach. The party receiving such a notice shall have ten (10) business days to substantially cure the alleged breach. The Employee acknowledges that such payments are full and adequate compensation for his non-competition with the Corporation.

      The Corporation, however, shall not cease to perform any of its covenants made under this Agreement, including without limitation the payment of money, until any alleged breach of this Agreement by Employee has been adjudicated by a court of competent jurisdiction.

      The Employee understands and agrees that because of the personal relationships with the Corporation's customers which he has and will continue to form during his employment, and because of the specialized knowledge which he will develop of the Corporation's and of its customers' products, services, or operations, potential irreparable damage would result to the Corporation from his competing with it or divulging its Trade Secrets as restricted by this Agreement. Accordingly, Employee expressly agrees that in addition to any and all remedies available to it, the Corporation shall have the remedies of money damages and a restraining order, or an injunction, and of any other appropriate equitable relief, without the necessity of posting any bond or surety, in the event that there is a breach of any covenants contained in this Agreement. The Corporation and the Employee agree to negotiate in good faith to resolve any disputes which may arise which are directly related to this Employment Agreement. However, if such disputes result in litigation, the prevailing party shall be entitled to be reimbursed for reasonable costs and attorneys' fees in the same proportion to which they have prevailed.

      10. Termination of Employment by the Corporation. The Corporation may, of its own volition, terminate Employee's employment at any time, other than on account of illness or disability, upon giving at least thirty (30) days' advance written notice to the

Employee of the date when such termination shall become effective. In the event of such termination, the Employee during his life shall be entitled to receive, so long as he shall not breach (and shall not have breached) any of the provisions of this Agreement, or have been terminated for cause, monthly payments for a period of twelve months next succeeding the effective date of termination, each payment equal to one twelfth (1/12) of his Base Salary in effect at the time of such termination, plus incentive compensation for twelve (12) months as computed pursuant to Section 4(a)(iii) of this Agreement. The Employee's employment shall be deemed to be terminated for cause where the Corporation determines after notice and opportunity to cure as set forth in Section 9 of this Agreement, in good faith, that there has been continuing neglect by the Employee of his duties hereunder or willful misconduct on his part in connection with the performance of such duties, or where the employee has been convicted of a felony or a misdemeanor involving moral turpitude.

      11. Termination of Employment by the Employee. Employee may, of his own volition, terminate his employment at any time upon giving at least thirty (30) days' advance written notice to the President or the Chairman of the Board of Directors of the Corporation of the date when such termination shall become effective.

      12. Designation of Beneficiary; Lump Sum Payments. A designated beneficiary entitled to receive the benefits payable following the death of Employee under paragraph 4, or payable following the death of the Employee after termination of employment under paragraph 5, shall be named in a written designation filed with the Secretary of the Corporation. Such written designation may be revoked or amended by Employee at any time. If no such written designation of beneficiary shall be filed with the Secretary of the Corporation, or if the designated beneficiary is not alive at the time of any payment to be made, the same shall be paid in equal shares to the Employee's estate in cash. In determining the eligibility and status of persons entitled to receive payments under paragraphs 4 and 5 of this Agreement, the Corporation may rely on its records and the good faith determinations of its officers. In no event shall the Corporation be liable to any person for any sums paid to any other persons pursuant to such records and determinations.

       13. Assignments, etc. Neither Employee nor any beneficiary designated to receive payments under this Agreement shall have any power to transfer, assign, anticipate, mortgage or otherwise encumber in advance any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments or any of them or be transferable by operation in law in the event of bankruptcy, insolvency or otherwise.

      14. Participation in Other Plans. Nothing in this Agreement shall affect any right which Employee may otherwise have to participate in, or under any other retirement plan or agreement which the Corporation may now or hereafter provide.

      15. Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators or successors.

      16. Revocation. This Agreement may be amended or revoked at any time only by mutual written agreement of the parties.

     17. Cumulative Remedies. Any of the remedies provided for herein shall be in addition to any remedy available to either of the parties at law or equity.

      18. Savings Clause. If any part of this Agreement shall be determined to be unreasonable in duration or in area, then this Agreement is intended to and shall extend only for such period of time and in such area as is determined to be reasonable.

      19. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New
York.

      IN WITNESS WHEREOF, Employee has hereunto set his hand and seal, and the Corporation has caused these presents to be executed by its President or Chairman of the Board and its corporate seal to be affixed hereto, the day and year first above written.

                              __________________________________
                              Employee Name


                                   COMPTEK FEDERAL SYSTEMS, INC.


                              By   _____________________________
                                   Name
                                   Title

(Corporate Seal)

STATE OF NEW YORK   )
                    :    SS.:
COUNTY OF ERIE      )


On this ___ day of ___________, 19___ , before me personally came (President or Chairman) to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; that he is the __________________
of COMPTEK FEDERAL SYSTEMS, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the board of directors of said corporation, and that he signed his name thereto by like order.


                             ____________________________________

STATE OF NEW YORK   )
                    :    SS.:
COUNTY OF ERIE      )


On  this ___ day of ____________, 19__, before me personally came
___(Employee)___, to me personally known and known to me to be the same person described in and who executed the foregoing instrument and acknowledged that he executed the same.


                         ____________________________________

                            EXHIBIT A

                   INCENTIVE COMPENSATION PLAN
            FOR ____________________________________

                           SCHEDULE 7
                    Confidentiality Agreement

Attached  to  this  Schedule 7 is a copy of  the  Confidentiality
Agreement, dated February 22, 1995, between CFS and ASDI, as is described in Section 7 of this Agreement.

       MUTUAL CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT


      THIS AGREEMENT is made and entered into the 22nd day of February, 1995, by and between COMPTEK FEDERAL SYSTEMS, INC., with an office and principal place of business located at 2732 Transit Road, Buffalo, New York 14224 ("COMPTEK"), and ADVANCED SYSTEMS DEVELOPMENT, INC., with an office and principal place of business located at 9610 23rd Avenue, East Elmhurst, New York 11369 ("ASDI") (collectively "the Parties"), with respect to the exchange and disclosure of proprietary, confidential and trade secret information relative to our evaluation of the business operations of COMPTEK and ASDI.

      To ensure the satisfactory performance of the business dealings between COMPTEK and ASDI as contemplated by the Parties, it is necessary and desirable that such information be disclosed to each other by the Parties. Accordingly, it is mutually agreed as follows:

1. Proprietary information shall mean any and all information not generally known or recognized as standard practice, relating to the business of COMPTEK or ASDI or any third parties with whom either COMPTEK or ASDI deals, including, but not limited to, the fact that discussions have occurred and are occurring between the Parties with respect to a possible merger, acquisition, or other business combination, and information relating to technology, research, test procedures and results, machinery, equipment, manufacturing processes and products, identity and description of raw materials and services used, purchasing, accounting, engineering, marketing, merchandising, selling and servicing, and business methods used, manufactured or developed by or for either of the Parties.

    Information deemed to be proprietary and presented in tangible form shall be clearly and conspicuously marked or identified by the Disclosing Party with an appropriate legend, stamp, or other positive written or tangible identification. Orally or other intangibly disclosed proprietary information shall be considered proprietary from the date of disclosure provided that it is reduced to written or tangible form and marked as "Proprietary" by the Disclosing Party within 14 business days after disclosure.

2. Without the prior written consent of the other Party, neither COMPTEK nor ASDI shall make any disclosure that discussions or negotiations are taking place between COMPTEK and ASDI concerning a possible transaction between the Parties, including the status thereof. Provided, however, notwithstanding the previous sentence, a disclosure of negotiations occurring between the Parties may be made by either COMPTEK or ASDI if, based upon the advice of counsel, such disclosure is necessary in order to comply with applicable laws or stock exchange regulations.

3. All proprietary information disclosed to or known by either Party in connection with its dealings with the other shall remain the property of Disclosing Party and shall be used solely in connection with discussions or work with the other Party. Neither Party shall reproduce, use or disclose to others proprietary information of the other Party without prior written consent from the Disclosing Party except as necessary for the performance of the dealings between the Parties, or as required by law.

4 Nothing in this Agreement shall be deemed to grant a license or other right, directly or by implication, under any patent, patent application, and/or copyright in relation to any proprietary information disclosed pursuant to this Agreement. This Agreement is not intended to be, nor shall it be construed as creating a joint venture, association, partnership, teaming agreement, or other formal business organization or agency relationship between the Parties.

5 If proprietary information is disclosed to a third party by COMPTEK or ASDI in connection with the performance of business dealings between ASDI and

    COMPTEK, such third party shall be required to hold such proprietary information in confidence and subject to the restrictions imposed by the Agreement.

6 COMPTEK and ASDI shall use their best efforts to prevent inadvertent disclosure of proprietary information to any third party. Immediately upon learning of inadvertent disclosure, both COMPTEK and ASDI shall take all reasonable measures to notify the inadvertent recipient of the
    Disclosing Party's proprietary interest, notify the Disclosing Party of the inadvertent disclosure, avoid any further disclosure, and immediately recover the disclosed materials together with any copies, notes, correspondence or other memorialization concerning the proprietary information contained in the disclosed material.

7 COMPTEK and ASDI agree that each other's proprietary information is valuable and the unauthorized use and/or disclosure thereof may result in significant harm. In the event COMPTEK or ASDI intentionally discloses proprietary information or inadvertently discloses proprietary information and fails to take appropriate remedial steps as required herein, the Party making the unauthorized disclosure consents to the issuance by a court of competent jurisdiction of injunctive relief in favor of the other Party to mandate the return and prevent further disclosure and/or use of such proprietary information, together with damages, cost, attorney' fees, and other reasonable expenses associated therewith.

8. COMPTEK and ASDI shall each take all proper precautions against unauthorized disclosure of the other Party's proprietary information by any of its officers, directors, shareholders, employees, or agents (collectively its
    "affiliates"). COMPTEK and ASDI shall each only provide the proprietary information of the other Party to such of its affiliates as have a need-to-know such information. COMPTEK and ASDI each warrant to the other Party that each affiliate receiving such information will be instructed as to obligations to hold such information in confidence.

9. Upon request or upon the completion of the business dealings through which any item of proprietary information is disclosed, both COMPTEK and ASDI shall promptly return to the other Party, or destroy at the option of the Disclosing Party, all tangible materials that disclose or relate to any proprietary information.

10. The following is not proprietary and neither COMPTEK nor ASDI shall be liable for disclosure of the same:

        (a)is within the public domain at the time it was disclosed; or

        (b)is disclosed with the prior written consent of the other Party; or

        (c)is  disclosed after the later of a lapse of  a  period
        of  (i)  five (5) years from the date of this letter,  or
        (ii)   three  (3)  years  following  the  completion   of
        business dealings between COMPTEK and ASDI; or

        (d)is   not   properly   designated   or   confirmed   as
        proprietary; or

        (e)has been lawfully received from a third party without restrictions or breach of this Agreement; or

11. Neither COMPTEK nor ASDI shall be permitted to justify disregard of its obligations of confidence under this Agreement by using the disclosed proprietary information to guide a search of publications and publicly available material and by selecting a series of items of knowledge from unconnected sources in the public domain and fitting them together with the use of the proprietary information.

12. This  Agreement shall be binding upon and for the benefit  of
    ASDI   and  COMPTEK  and  their  respective  successors   and
    assigns.

13. In the event any provision of this Agreement is finally determined to be invalid by a court of competent jurisdiction, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement, and further agree to substitute for the invalid provision a new provision which most closely approximates the intent and economic effect of the invalid provision.

14. As evidence of mutual agreement to the terms of this Agreement, the Parties have executed this Agreement on the date(s) shown herein below. The effective date of this Agreement shall be the date on which the Agreement is signed by the last executing Party. This Agreement shall expire five (5) years from its effective date or three (3) years after completion of business dealings between COMPTEK and ASDI, whichever date first occurs.

15. The failure by either Party to insist upon strict performance of any provision of this Agreement, shall not be deemed to be a waiver of its rights or remedies, nor a waiver by it of any subsequent default by the other Party. No modification of this Agreement, or waiver or renunciation of a claim or right, shall be effective unless it is reduced to writing and signed by authorized representatives of both Parties.

     If the foregoing is fully acceptable to you, please sign and return a copy of this Agreement, whereupon this document will constitute a binding agreement between us.

COMPTEK FEDERAL SYSTEMS, INC.      ADVANCED SYSTEMS DEVELOPMENT, INC.

By:      \S\John J. Sciuto         By:     \S\Michael J. Gross


Name:    John J. Sciuto            Name:    Michael J. Gross


Title:   President & CEO           Title:   Executive Vice-President


Date:    February 22, 1995         Date:    March 2, 1995

                   MEMORANDUM OF UNDERSTANDING


             _______________________________________



        This Memorandum of Understanding is made by and between Comptek Research, Inc. ("CRI"), Comptek Federal Systems, Inc. ("CFS"), Advanced Systems Development, Inc. ("ASDI") and the Shareholders of ASDI (the "Shareholders"), this 1st day of March, 1996.

The Shareholders will use their best efforts to obtain formal consents to assignments or novations relative to the merger of ASDI into CFS, as is more fully set forth in the January 25, 1996 Merger Agreement and its related documents ("the Merger Agreement"), from the United States Air Force, Hughes Aircraft, Hughes Training, the Government of Turkey, ERIM, and the Government of Israel. Michael Gross is depositing into escrow 127,824 shares of the CRI stock against which CRI and CFS shall be permitted to draw by way of indemnity only if, and to the extent, that CRI and or CFS incur loss or damage by reason of the failure to obtain such consents or novations on these contracts on or before June 30, 1997. To the extent not drawn against by June 30, 1997, or , if earlier, when all such consents or novations have been obtained, said CRI stock deposited by Michael Gross in escrow will be released out of escrow by Oscar D. Folger, as escrow agent, to Michael Gross, upon receipt of joint notice for Michael Gross, CRI and CFS to release such shares of CRI stock. These shares of CRI stock held under this escrow will not be subject to recovery or attack per any other claim by CRI or CFS, including any claim for which CRI or CFS shall be entitled to receive shares under the escrow provided in Article I of the Merger Agreement. The other terms and conditions of this escrow shall be the same as those provided in Article I of the Merger Agreement.

Section 1.2 of the Merger Agreement is hereby amended to reflect that at the Closing, the number of shares of CRI stock required to be transmitted to the Shareholders pursuant to Section 1.1(b) of the Merger Agreement shall be based upon a net asset valuation of ASDI of $282, 985. The third sentence of Section 1.2 of the Merger Agreement is hereby amended to read as follows: "To the extent the Net Asset Value as of March 1, 1996 (as reflected on the Closing Statement as hereinafter defined) is less than . . . ". The remainder of that sentence shall remain unchanged.

Agreed and Accepted:


       COMPTEK RESEARCH, INC.



By:    /S/John R. Cummings
       ___________________________
       John R. Cummings
       Chairman, President and CEO



       COMPTEK FEDERAL SYSTEMS, INC.



By:    /S/John J. Sciuto
       ___________________________
       John J. Sciuto
       President and CEO


       ADVANCED SYSTEMS DEVELOPMENT, INC.



By:    /S/Michael Gross
       ___________________________
       Michael Gross
       Vice President